                                                                   EXHIBIT 10.99

                       HSBC BANK USA, NATIONAL ASSOCIATION
                     (SUCCESSOR BY MERGER TO HSBC BANK USA),

                        NATIONAL CITY BANK OF KENTUCKY,

                            JPMORGAN CHASE BANK, N.A.

                       HSBC BANK USA, NATIONAL ASSOCIATION
           (SUCCESSOR BY MERGER TO HSBC BANK USA) AS SWINGLINE LENDER

                       HSBC BANK USA, NATIONAL ASSOCIATION
               (SUCCESSOR BY MERGER TO HSBC BANK USA), AS AGENT,

             NATIONAL CITY BANK OF KENTUCKY, AS DOCUMENTATION AGENT

                                       AND

                        THE NEW YORK MORTGAGE COMPANY LLC

                   ------------------------------------------

                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                   ------------------------------------------

                          DATED AS OF FEBRUARY 1, 2005


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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS.......................................................     2

ARTICLE II. THE CREDIT.......................................................    12
  2.1   Agreement to Lend....................................................    12
  2.2   Term ................................................................    12
  2.3   Disbursement of the Credit...........................................    13
  2.4   Swingline ...........................................................    18
  2.5   Repayments of the Credit.............................................    20

ARTICLE III. CONDITIONS TO ADVANCES..........................................    24
  3.1   Initial Advance......................................................    24
  3.2   Conditions to Subsequent Advances....................................    26
  3.3   Other Conditions.....................................................    26
  3.4   Documents to be Delivered Prior to a Repurchase Advance to Finance a
        Repurchase Loan......................................................    26

ARTICLE IV. SECURITY AGREEMENT...............................................    28
  4.1   Grant of Security Interest...........................................    28
  4.2   Rights of Agent......................................................    29
  4.3   Income from and Interest on Collateral...............................    30
  4.4   Possession of Collateral.............................................    30
  4.5   Collateral Report....................................................    30

ARTICLE V. REPRESENTATIONS AND WARRANTIES....................................    31
  5.1   Good Standing and Authority of the Company...........................    31
  5.2   Valid and Binding Obligation.........................................    31
  5.3   Guaranty ............................................................    31
  5.4   No Pending Litigation................................................    32
  5.5   No Consent or Filing.................................................    32
  5.6   No Violations .......................................................    32
  5.7   Federal Regulations..................................................    33
  5.8   ERISA Matters .......................................................    33
  5.9   Collateral ..........................................................    34
  5.10  Subsidiaries ........................................................    34
  5.11  Financial Condition..................................................    34
  5.12  Liens ...............................................................    35
  5.13  Investment Company Act...............................................    35
  5.14  Corporate Takeovers..................................................    35
  5.15  Insider .............................................................    35

ARTICLE VI. COVENANTS........................................................    36
  6.1   Payments.............................................................    36

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
  6.2   Notice ..............................................  36
  6.3   Taxes ...............................................  37
  6.4   Insurance ...........................................  37
  6.5   Litigation ..........................................  37
  6.6   Existence and Eligibility............................  38
  6.7   Books and Records....................................  38
  6.8   Compliance with Law..................................  38
  6.9   Access to Records....................................  38
  6.10  Maintain Qualifications..............................  38
  6.11  Financial Reports....................................  39
  6.12  Pension Reports......................................  39
  6.13  Collateral Value; Margin Call........................  40
  6.14  Liens ...............................................  40
  6.15  Document Shipping Charges............................  41
  6.16  ERISA Contributions..................................  41
  6.17  VA Guaranties and FHA Insurance......................  41
  6.18  Financial Covenants..................................  41
  6.19  Additional Primary or Secondary Indebtedness.........  42
  6.20  Fees ................................................  42
  6.21  MERS ................................................  43
  6.22  Other Acts ..........................................  44

ARTICLE VII. EVENTS OF DEFAULT...............................  44
  7.1   Nonpayment of Indebtedness...........................  44
  7.2   Assignment or Encumbrance............................  44
  7.3   Insolvency Proceedings...............................  44
  7.4   Misrepresentation....................................  45
  7.5   Materially Adverse Changes...........................  45
  7.6   Failure to Perform Obligations.......................  46
  7.7   Pension Default......................................  46
  7.8   Change in Management.................................  47
  7.9   Events Affecting Guarantor(s)........................  47

ARTICLE VIII. REMEDIES UPON DEFAULT..........................  47
  8.1   Default - Insolvency.................................  47
  8.2   Remedies; Certain Demands for Payment................  47
  8.3   Application of Proceeds..............................  54

ARTICLE IX. RELATIONSHIP OF THE AGENT AND THE BANKS..........  55
  9.1   Appointment and Authorization........................  55
  9.2   No Other Duties......................................  56
  9.3   Certain Rights of Agent; Limitations Thereon.........  56
  9.4   Waiver of Liability of Agent.........................  58
  9.5   Non-Reliance on Agent and Other Banks................  60

                                     - ii -

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
  9.6   Release .............................................  61
  9.7   Agent in Its Individual Capacity.....................  62
  9.8   Successor Agent......................................  62
  9.9   Benefit of Article IX................................  63
  9.10  MERS ................................................  63

ARTICLE X. DOCUMENTATION AGENT...............................  63

ARTICLE XI. INDEMNIFICATION AND EXPENSES.....................  64

ARTICLE XII. MISCELLANEOUS...................................  64
  12.1  Amendments and Waivers...............................  64
  12.2  Delays and Omissions.................................  65
  12.3  Attorney-in-fact.....................................  65
  12.4  Collection ..........................................  66
  12.5  Further Security.....................................  66
  12.6  Return of Collateral Under Trust Receipt.............  67
  12.7  Loss of Loan Documents...............................  67
  12.8  Successors and Assigns...............................  67
  12.9  Notices .............................................  67
  12.10 Counterparts ........................................  68
  12.11 Titles ..............................................  68
  12.12 Inconsistent Provisions..............................  68
  12.13 Participation .......................................  68
  12.14 Entire Agreement.....................................  68
  12.15 Governing Law .......................................  68
  12.16 CONSENT TO JURISDICTION..............................  68
  12.17 WAIVER OF JURY TRIAL.................................  69

                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT, dated as of the Agreement Date among THE NEW YORK MORTGAGE COMPANY LLC, a New York limited liability company with offices at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), HSBC BANK USA, NATIONAL ASSOCIATION, successor by merger to HSBC Bank USA, a national banking association, with offices at c/o Mortgage Warehouse Lending Department, One HSBC Center, 27th Floor, Buffalo, New York 14203 ("HSBC"); NATIONAL CITY BANK OF KENTUCKY, a national banking association, with offices at 101 South 5th Street, Louisville, Kentucky 40202 ("NATIONAL CITY"), and JPMORGAN CHASE BANK, N.A., a national banking association with offices at 707 Travis, 6th Floor North, (P.O. Box 2558) Houston, Texas 77002 ("Chase" and together with HSBC and NATIONAL CITY, "Banks"); HSBC BANK USA, NATIONAL ASSOCIATION, as Swingline Lender; NATIONAL CITY BANK OF KENTUCKY, as Documentation Agent; and HSBC BANK USA, NATIONAL ASSOCIATION, as Agent, evidences:

                                  INTRODUCTION

            This Agreement provides for a credit facility to enable the Company to obtain interim financing with which to fund certain mortgage loans originated by the Company. This Agreement sets forth the terms and conditions under which the facility will be advanced, the interest and other charges payable to Agent, Swingline Lender and the Banks, repayment terms, and warranties, representations and covenants in connection with the facility.

                             ARTICLE I. DEFINITIONS

            Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below:

            Agent: HSBC Bank USA, National Association acting in the manner and to the extent described in Article IX hereof, or a successor thereto appointed in accordance with said Article.

            Adjusted Net Worth: Book Net Worth less all assets deemed to be ineligible at the sole discretion of the Banks.

            Advance: A disbursement of a portion of the Credit; see Article II.

            Agreement Date: As of January 3, 2005

            "Alt A" Loan: A Qualifying Mortgage which conforms to the underwriting criteria of Investors generally for loans which are commonly referred to in the secondary market as "Alt A" or "A-minus" loans and has a FICO score of not less than 620.

            Bailee Agreement: Letter agreement whereby an Investor agrees to hold one or more Loan Documents as bailee for Agent subject to the Security Interest.

            Book Net Worth: An amount equal to the Guarantor's paid-in capital and retained earnings, as determined under GAAP.

            Business Day: Any day other than Saturday, Sunday or a day on which banks in New York State are required or authorized to close by law or regulation.

            Collateral: As defined in Section 4.1.

            Collateral Report: A report, form and content satisfactory to the Banks itemizing the Collateral, including the principal amount of each Qualifying Mortgage, the amount of each

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Advance, the date of each Advance and the number of days each Advance has remained outstanding and unpaid.

            Collateral Value: As defined in Section 6.13(C).

            Commitment: The agreement by an Investor to purchase Qualifying Mortgages.

            Conforming Mortgage Loan: A Qualifying Mortgage the principal balance of which does not exceed the then-current maximum loan limits for purchase by FHLMC and Fannie Mae.

            Cooperative Loan: A Qualifying Mortgage secured by the pledge of an interest in a cooperative apartment.

            Construction Advance shall mean an Advance to fund the initial draw of a loan secured by a Construction Mortgage.

            Construction Mortgage shall mean a mortgage loan secured by a first mortgage, the proceeds of which will be used for the purchase of land and/or improvement of a one- to four-family residence which loan is also:

            A. Underwritten and pre-approved by IndyMac Bank (and in any event has a FICO score of not less than 620);

            B. Evidenced, secured and assigned by the Loan Documents, which are delivered to HSBC within the Delivery Period; and

            C. Not in default at the time so submitted.

            Credit: The credit facilities governed by this Agreement.

            Credit Amount: ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00).

            Credit Notes: The Company's promissory notes to the Banks dated the Agreement Date, and any renewal, replacement, extension or amendment thereto.

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            Default: An event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            Delivery Period: Five Business Days after an Advance.

            Documentation Agent: NATIONAL CITY, acting in the manner and to the extent described in Article X of this Agreement, or a successor thereto appointed in accordance with said Article.

            "Dry Funding" Advance: An Advance made pursuant to Section 2.3A.

            Electronic Tracking Agreement: The Electronic Tracking Agreement dated as of July 19, 2004 among HSBC BANK USA, NATIONAL ASSOCIATION (as successor by merger to HSBC Bank USA), MERS, MERSCORP and The New York Mortgage Company, LLC.

            Event of Default: As defined in Article VII.

            Facility Fee: Those fees set forth in Section 6.20 hereof.

            Financing Statement: UCC-1 financing statement evidencing the pledge to the Company of the lessee's interest in a cooperative apartment securing a Qualifying Mortgage, which financing statement shall have been duly filed in the appropriate UCC records so as to perfect the Company's security interest.

            FHA: United States Federal Housing Administration.

            FHLMC: Federal Home Loan Mortgage Corporation.

            GAAP: Those generally accepted accounting principles and practices which are from time to time recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

            GNMA: Government National Mortgage Association.

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            Guarantor: New York Mortgage Trust, Inc.

            Guaranty: The guaranty of the Guarantor of the repayment of the Credit to the Banks, when and as due.

            Investor: A secondary market purchaser of Qualifying Mortgages, which purchaser is approved by Agent.

            Loan Documents: The documents relating to a specific Qualifying Mortgage, namely: (a) original note duly endorsed in blank, (b) a copy of said note, (c) a certified copy of the mortgage, (d) an unrecorded but recordable assignment in blank of the mortgage or a MERS assignment of the applicable mortgage in the format as may be prescribed by MERS from time to time executed in recordable form in blank, (e) Investor Commitment in form acceptable to Agent, and (f) such other normal and customary documents as Agent may require. If appropriate filing and recording information regarding the applicable Qualifying Mortgage, including the MERS Identification Number ("MIN") has not been inserted into the assignment and the Agent has determined that such information is necessary to perfect its security interest in such Qualifying Mortgage, the Company shall promptly provide such information to the Agent when available and hereby authorizes the Agent to insert such information as appropriate (whether or not such information is supplied by the Agent or the Company); however, the Agent shall have no obligation to insert such information, and may require the missing information to be completed by the Company. If the Qualifying Mortgage is a Construction Mortgage, Loan Documents mean the documents set forth above as well as a copy of the appraisal and, if applicable, purchase contract for the property to be acquired with the applicable Construction Advance. If the Qualifying Mortgage is a Cooperative Loan, Loan Documents means:

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(a) original note duly endorsed in blank; (b) a copy of said note; (c) certified copy of the lessee's shares of stock; (d) certified copy of security agreement between lessee and the Company (e) certified copy of the assignment by lessee to the Company of lessee's proprietary lease; (f) acknowledgement copy of the filed Financing Statement; and (g) original UCC-3 assignment of the Financing
Statement by the Company (with assignee blank).

            Majority Banks: Banks the stated minimum principal balance of whose Credit Notes equal 66.67% or more of the Credit Amount.

            Material Adverse Change: As defined in Section 7.5.

            Maximum Advance Amount: (a) Except with respect to Repurchase Advances and Construction Advances, 98% of the lesser of (i) the Investor's purchase price of the Qualifying Mortgage (up to a maximum of par) or (ii) the outstanding principal balance of the Qualifying Mortgage, for which Qualifying Mortgage an Advance has not theretofore been made, (b) with respect to Repurchase Advances, 70% of the least of (i) the Investor's purchase price of the applicable mortgage (up to a maximum of par), (ii) the market value of property secured by the applicable mortgage and (iii) the outstanding principal balance of the Repurchase Loan, for which Repurchase Loan an Advance has not theretofore been made and (c) with respect to Construction Advances, 90% of the lesser of (i) the actual cost of the land and/or improvements for which the initial draw is intended pursuant to IndyMac Bank's approval specifications; or
(ii) the appraised value of the property secured by the applicable mortgage.

            MERS The Mortgage Electronic Registration System, Inc.

            MERSCORP MERSCORP, Inc.

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            MERS Loan Any Qualifying Mortgage made by the Company that is secured by a MERS Mortgage.

            MERS Member: Any entity which is a member of MERS, in good standing and in compliance with all rules, regulations, procedures and requirements set forth by MERS, including, but not limited to the payment of membership dues.

            MERS Mortgage: Any Qualifying Mortgage registered by the Company on the MERS System.

            MERS System: The Mortgage Electronic Registration System established by MERS.

            Non-Conforming Mortgage Loan: A Qualifying Mortgage the principal balance of which exceeds the then-current maximum loan limits for purchase by FHLMC and Fannie Mae.

            Notice Address:

            a)    With respect to the Company:

                  The New York Mortgage Company LLC
                  1301 Avenue of the Americas, 7th Floor
                  New York, New York 10019

            b)    With respect to HSBC as Agent, Swingline Lender, and Bank:

                  HSBC Bank USA, National Association
                  Mortgage Warehouse Lending Department
                  One HSBC Center, 27th Floor
                  Buffalo, New York 14203
                  Attention: Manager, Mortgage Warehouse Lending

            c)    With respect to NATIONAL CITY as Documentation Agent and Bank:

                  National City Bank of Kentucky
                  101 S. Fifth Street, 6th Floor
                  Louisville, Kentucky 40202
                  Attention: Charles Ezell, Vice President

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            d)    With respect to Chase as a Bank:

                  JPMorgan Chase Bank, N.A.
                  707 Travis, 6th Floor North
                  Houston, Texas 77002 (for messenger deliveries)
                  P.O. Box 2558
                  Houston, Texas 77252 (for mail deliveries)
                  Attention: Michael Nicholson
                  Tel: 713-216-5335
                  Fax: 713-216-1567

            Pension Plan: Any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") which is a multiemployer plan or single employer plan as defined in Section 4001 of ERISA and subject to Title IV of ERISA and which is (a) a plan maintained by the Company or any Subsidiary for employees or former employees of the Company or of any Subsidiary, (b) a plan to which the Company or any Subsidiary contributes or is required to contribute, (c) a plan to which the Company or any Subsidiary was required to make contributions at any time during the five calendar years preceding the Agreement Date, or (d) any other plan with respect to which the Company or any Subsidiary has incurred or may incur liability, including contingent liability, under Title IV of ERISA, to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and for purposes of Sections 5.7, 6.14 and 7.7 hereof, "Company" shall include any trade or business (whether or not incorporated) which, together with the Company or a Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(l) of ERISA.

            Pro Rata Share: The percentage which the outstanding principal amount disbursed by a Bank pursuant hereto bears to the total outstanding principal balance of the Credit Amount, but not including Delinquent Amounts or Excess Contributions as defined in

                                     - 8 -
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Section 2.3C hereof, and not including Swingline Advances; provided, however, that for purposes of calculating the obligation of each Bank to make Advances, each Bank's Pro Rata Share shall be the percentage which the face amount of that Bank's Credit Note (not including the Swingline Note) bears to the Credit Amount (i.e., HSBC - 50.0%, NATIONAL CITY -16.67% and Chase -33.33%).

            Qualifying Mortgage: A fixed or adjustable rate conventional, FHA or VA mortgage loan secured by a first or second mortgage on a one- to four-family residence (or, in the case of a Cooperative Loan, by a pledge of an interest in a cooperative apartment) which loan is also:

                  A. Covered by and closed in accordance with a Commitment by an Investor, (or recommitted for purchase at a price not less than the original Commitment);

                  B. In conformance with FHLMC, Fannie Mae, FHA or VA underwriting standards, as applicable, and the special standards of the respective Investors, and including "Alt A" Loans and Subprime Mortgage Loans;

                  C. Evidenced, secured and assigned by the Loan Documents, which are delivered to HSBC within the Delivery Period.

                  D. Fully advanced; not in default at the time so submitted; not subject to any modification, amendment, or waiver; in compliance with all applicable disclosure and consumer protection statutes and regulations including without limitation Truth-In-Lending and Regulation Z; in compliance with secondary market standards respecting fire and casualty insurance; and encumbering property which is insured if and as required under the National Flood Insurance Act of 1968, as amended;

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

            Remittance Account: A depository account owned and maintained by Agent.

            Repayment: As defined in Section 2.5.

            Reportable Event: Any event with regard to a Pension Plan described in Section 4043(b) of ERISA, or in regulations issued thereunder.

            Repurchase Advance shall mean an Advance requested to fund a Repurchase Loan.

            Repurchase Loan shall mean a mortgage loan repurchased by the Company from an Investor for reasons other than fraud that meets the following conditions: (i) no notice or other indication has been given by FHA or VA challenging the obligations of FHA or VA to pay the full amount due on any insurance or guaranty certificate in connection with such mortgage loans (and in good faith estimation of the Company, no such challenge is forthcoming); (ii) the mortgage loan does not have any payments more than seven hundred twenty
(720) days past due (unless the borrower of such mortgage loan filed a voluntary bankruptcy petition or had an involuntary bankruptcy petition filed against it while the payments on such mortgage loan were past due, in which case such seven hundred twenty (720) day period shall be extended to one thousand eighty (1080)
days); (iii) the related Repurchase Advance shall be due and payable no later than one hundred eighty (180) days after the date of such Repurchase Advance, or earlier upon receipt of proceeds from the sale of the property, sale of the mortgage or settlement of the claim with the Investor, insurer or guarantor;
(iv) not more than ninety (90) days have passed since reinstatement of the mortgage loan; (v) the mortgage loan is not a Subprime Mortgage Loan and (vi) the mortgage loan shall not be a mortgage loan which in good faith estimation of the Company is deemed to be a "no bid" candidate under the current VA practice, provided that such estimation by the Company may take into account the amount of any buy down of the principal balance of such mortgage loan which has actually been made by the Company, or is anticipated to be made by the Company, provided that the amount of any such anticipated buy down shall be deducted from the Collateral Value of such mortgage loan.

            Request for Advance: As defined in Section 2.3 A(i).

            Sale Date: The date on which an Investor is required to make payment pursuant to a Commitment.

            Second Mortgage Loan: A Qualifying Mortgage secured by a second-priority lien, including, without limitation, Qualifying Mortgages which secure home equity lines of credit.

            Security Interest: The security interest granted by the Company to Agent, on behalf of the Banks, in the Collateral.

            Subprime Mortgage Loan: A Qualifying Mortgage which is rated "B", or "C" grade by the applicable Investor and, in any event, a loan that (i) does not conform with Fannie Mae or FHLMC underwriting standards and (ii) has a FICO score ranging from 580 to 619.

            Subsidiary: Any corporation of which at least 50% of the voting stock is owned by the Company directly, or indirectly through one or more Subsidiaries. If the Company has no Subsidiaries, the provisions of this Agreement relating to Subsidiaries shall be inapplicable, without affecting the applicability of such provisions to the Company alone.

            Swingline: The credit facility governed by Section 2.4 hereof, from which Advances will be funded and to which Repayments will be credited, subject to the terms and conditions of Section 2.4.

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

            Swingline Lender: HSBC, acting in such capacity in accordance with
Section 2.4, or a successor thereto appointed in accordance with said section.

            Swingline Note: The Credit Note evidencing the Swingline Advances.

            Term: As set forth in Section 2.2.

            VA: Veterans Administration.

            "Wet Funding" Advance: An Advance made pursuant to Section 2.3B.

                             ARTICLE II. THE CREDIT

            2.1 Agreement to Lend. Each of the Banks, to the extent of its Pro Rata Share, agrees on the terms and conditions and relying on the representations and warranties set forth herein to lend to the Company, and the Company agrees to borrow from the Banks, up to the Credit Amount. Individual Advances of the Credit shall be made as requested by the Company from time to time. The aggregate amount of all Advances shall not exceed the Credit Amount. Following repayments of Advances, the Banks will make readvances under the same terms and conditions, provided that Advances outstanding at any time shall not exceed the lesser of the amount of the Credit Amount or the Maximum Advance Amount. The Credit will be evidenced by the Credit Notes.

            2.2 Term.

                  A. This Agreement will be in effect until June 29, 2005, when all amounts outstanding hereunder and under the Credit Notes shall be due and payable; provided, however, that any Bank may earlier terminate this Agreement with respect to the Pro Rata Share of that Bank following at least ninety (90) days prior written notice to the Company, Agent, and the other Bank(s), but in any event, the foregoing notice requirement shall not obligate any Bank to make Advances beyond June 29, 2005. If any Bank shall give such notice, on the effective date of termination the Company shall pay to such Bank, by wire transfer of immediately available funds, such Bank's Pro Rata Share of outstanding Advances together with accrued and unpaid interest thereon to the date of payment. Upon the effective date of any termination by a Bank of its Pro Rata Share of the Credit Amount, (i) the Credit Amount shall be reduced accordingly, and (ii) the terminating Bank's Share of the Facility Fee will cease to accrue. Agent agrees to utilize its best efforts to replace a withdrawing Bank, but no Bank shall be obligated to purchase the Pro Rata Share of a withdrawing Bank. Any replacement lender proposed by Agent shall be subject to the approval of the Company, which approval the Company agrees not to unreasonably withhold or delay.

                  B. At any time subsequent to ninety (90) days from the Agreement Date, the Company may terminate this Agreement following at least ninety (90) days prior written notice to the Banks. No such termination shall affect the rights of the parties hereto as to any Advances previously made, which shall continue to be governed hereby, nor shall such termination relieve the Company from its obligation herein to pay fees and expenses (including without limitation accrued and unaccrued Facility Fees) in connection with the Credit.

            2.3 Disbursement of the Credit. Subject to the terms and conditions hereof, the Company may request "Dry Funding" Advances and "Wet Funding" Advances.

                  A. "Dry Funding" Advances.

                        (i) Before 12:00 noon Agent's local time, one Business Day before a proposed Advance, the Company will request such Advance in writing by providing to

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Agent by telefax or electronic mail (i) the information on Agent's "Request For
Advance", in the form provided to the Company by Agent ("Request for Advance") which includes: the mortgagors' last names, the property address, the loan amount, loan number, loan type (FHA, VA or conventional, as applicable), loan sub-type, interest rate, commitment number, Investor Sale Date and warehousing amount requested.

                        (ii) Also before 12:00 noon Agent's local time, one Business Day before a proposed Advance, the Company shall deliver or cause to be delivered to Agent or its designee, the Loan Documents for Agent's review and approval.

                        (iii) Following said approval, on the date of the requested Advance, and provided that no Default, Event of Default or Material Adverse Change has occurred, Swingline Lender will make an Advance of the requested amount (or so much thereof as has been approved by Agent) to the Company up to the Maximum Advance Amount. Advances shall be made by deposit by Swingline Lender into an Agent account in the name of the Company for further disposition as the Company may direct. Each Advance shall be used only for funding the loans identified on the Request For Advance. If a loan for which an Advance has been made does not close, the Company will notify Agent immediately, and Agent will charge the account for that portion of the Advance attributable to the unclosed loan.

                  B. "Wet Funding" Advances.

                        (i) Before 10:00 a.m. Agent's local time on the Business Day of a proposed Advance, the Company will request such Advance in writing by providing to Agent by telefax or electronic mail (i) the information on Agent's "Request For Advance", in the form provided to the Company by Agent, which includes: the mortgagors' last names, the property address, the loan amount, loan number, loan type (FHA, VA or conventional, as applicable), loan sub-type, interest rate, commitment number, Investor Sale Date and warehousing amount requested.

                        (ii) On the date of the requested Advance (but not earlier than one day prior to the loan closing date) and provided that no Default, Event of Default or Material Adverse Change has occurred, Swingline Lender will make an Advance of the requested amount (or so much thereof as has been approved by Agent) to the Company up to the Maximum Advance Amount. Advances shall be made by deposit by Swingline Lender into Agent's account in the name of the Company for further disposition as the Company may direct. Each Advance shall be used only for funding the loans identified on the Request for Advance. If a loan for which an Advance has been made does not close, the Company will notify Agent immediately, and Agent will charge the account for that portion of the Advance attributable to the unclosed loan.

                        (iii) Within the Delivery Period, the Company shall deliver or cause to be delivered to Agent or its designee, the Loan Documents for Agent's review and approval.

                  C. Conditions to Advancing Funds.

                        (i) If any Bank fails to make funds available to Swingline Lender according to the terms of Section 2.4 B. hereof as, when and to the full extent required hereunder, such Bank shall be in default of its obligations hereunder until such time as such Bank cures such failure (hereinafter, a Bank that is so in default shall be referred to as a

"Delinquent Party" and the amount which a Delinquent Party is obligated to fund but does not fund will be referred to as the "Delinquent Amount").

                        (ii) A Delinquent Party shall be deemed to have assigned any and all payments due to it, whether with respect to principal, interest, fees or otherwise (the "Assigned Payments"), to the other Banks if such other Banks contribute amounts in excess of their respective Pro Rata Share of any Advance (the "Excess Contribution") in order to fund the Delinquent Amount. Assigned Payments shall be applied, but only to the extent necessary, to the reduction of any Excess Contributions until the Excess Contributions have been repaid. This assignment and authorization shall be deemed to be a power coupled with an interest and shall be absolute and irrevocable. Notwithstanding anything contained in this Agreement to the contrary, the payment of Excess Contributions shall have priority over all payments (including principal, interest and fees) due to the Delinquent Party until the Bank which made the Excess Contribution receives its allocable portion of the Excess Contribution.

                        (iii) Nothing contained in this Agreement or otherwise shall (i) create any obligation of any Bank to disburse more than its Pro Rata Share of any Advance, (ii) create any obligation of Swingline Lender to disburse any amount which would cause the unpaid principal balance of the Swingline Note to exceed $15,000,000.00; (iii) relieve any Bank or Swingline Lender from its obligation to the Company to disburse funds as required hereby, or (iv) prejudice any rights or remedies the Company may have against any Bank or Swingline Lender as the result of such Bank's failure to so disburse.

                  D. Sublimits.

                        (i) Notwithstanding anything to the contrary herein, the aggregate amount of "Wet Funding" Advances outstanding at any one time shall not exceed (a) 40% of the Credit Amount during the first and last five (5) Business Days of each calendar month, and (b) 30% of the Credit Amount at any other time.

                        (ii) Notwithstanding anything to the contrary herein,
(a) the aggregate amount of Advances outstanding at any one time secured by Non-Conforming Mortgage Loans shall not exceed 75% of the Credit Amount, and (b) no Advance in an amount exceeding $2,000,000 and secured by a Non-Conforming Mortgage Loan (or Non-Conforming Mortgage Loans if the Qualifying Mortgages encumber the same real property) shall be made without prior written notice to, and authorization by, the Agent which authorization shall be in the Agent's sole discretion.

                        (iii) Notwithstanding anything to the contrary herein,
(a) the aggregate amount of Advances outstanding at any one time secured by Subprime Mortgage Loans shall not exceed 5% of the Credit Amount, and (b) no Advance in an amount exceeding $500,000 and secured by a Subprime Mortgage Loan or Subprime Mortgage Loans shall be made without prior written notice to, and authorization by, the Agent, which authorization shall be the Agent's sole discretion.

                        (iv) Notwithstanding anything to the contrary herein, the aggregate amount of Advances outstanding at any one time secured by Cooperative Loans shall not exceed 25% of the Credit Amount.

                        (v) Notwithstanding anything to the contrary herein, the aggregate amount of Advances outstanding at any one time secured by Second Mortgage Loans shall not exceed 10% of the Credit Amount.

                        (vi) Notwithstanding anything to the contrary herein, the aggregate amount of Advances outstanding at any one time secured by Qualifying Mortgages for which Loan Documents have been returned to the Company under trust receipt pursuant to Section 12.6 hereof shall not exceed 10% of the Credit Amount.

                        (vii) Notwithstanding anything to the contrary herein, the aggregate amount of Advances outstanding at any one time secured by Repurchase Loans shall not exceed $2,500,000.

                        (viii) Notwithstanding anything to the contrary herein, the aggregate amount of Advances outstanding at any one time secured by Construction Mortgages shall not exceed $10,000,000.

            2.4 Swingline.

                  A. Swingline Advance: Subject to the terms and conditions of this Agreement, relying upon the representations and warranties set forth in this Agreement, and so long as the aggregate outstanding principal amount of all Advances are less than or equal to the Credit Amount, Swingline Lender agrees to make to the Company Swingline Advances totaling not more than FIFTEEN MILLION DOLLARS ($15,000,000.00) as requested by the Company by Requests for Advance as provided in Section 2.3 A. or Section 2.3 B., as applicable. Swingline Advances will be evidenced by the Swingline Note and shall bear interest as provided therein.

                  B. Settlement of Swingline Advances.

                        (i) Each Bank agrees to purchase an undivided interest in all outstanding Swingline Advances by paying to Swingline Lender such Bank's Pro Rata Share of such Swingline Advances:

                             (a) On Thursday of each calendar week; or

                             (b) Whenever the Swingline Lender requires
settlement by notice to the Banks;

                        (ii) Payments to Swingline Lender due pursuant to this Section shall be made by wire transfer not later than 5 p.m. (Agent's local time) on the Business Day the notice requiring settlement was received by telefax or electronic mail, if such notice was received prior to 3 p.m. (Agent's local time), and not later than 10 a.m. (Agent's local time) on the following Business day if the notice was received after 3 p.m., and shall be promptly applied against outstanding Swingline Advances;

                        (iii) Amounts paid by each Bank to purchase interests in Swingline Advances shall be evidenced on such Bank's Credit Note;

                        (iv) The obligation of each Bank hereunder to purchase interests in Swingline Advances is absolute and unconditional, regardless of any actual or incipient Event of Default or other event or condition which would otherwise excuse a Bank from funding Advances;

                        (v) Swingline Lender will forward to each Bank such Bank's Pro Rata Share of any Swingline Credit balance resulting from payments made and credited pursuant to Section 2.5 H.

                  C. Swingline Lender. Resignation, disqualification and succession of Swingline Lender shall be governed by the provisions of Section 9.8.

            2.5 Repayments of the Credit.

                  A. On the earliest of (i) the Sale Date specified in each Commitment, (ii) ninety (90) days after a Bank has made an Advance for the Qualifying Mortgages listed in said Commitment (except that Qualifying Mortgages
(x) committed for bulk sale (y) not otherwise due for repayment, and (z) secured by Advances equal to not more than 25% of the Credit Amount, may remain for up to 120 days. Repurchase Loans may remain for up to 180 days and Advances for Construction Mortgages may remain up to thirty (30) days after a Bank has made an Advance), (iii) thirty (30) days after Agent delivers any Loan Documents pertaining to a Qualifying Mortgage or Construction Mortgage to an Investor,
(iv) the date on which this Agreement expires or becomes ineffective because of the termination, or (v) fourteen (14) days after any original note evidencing a Qualifying Mortgage or Construction Mortgage has been returned to the Company under a trust receipt, the amount equal to the Advance made with regard to the related Qualifying Mortgage or Construction Mortgage shall be repaid ("Repayment"). In connection with each Repayment the Company shall provide to Agent a completed "Repayment Schedule" in the form provided to the Company by Agent listing the Qualifying Mortgages to which the repayment pertains. On or prior to the Sale Date for each Commitment, and upon receipt from the Company of a written request on Agent's "Request For Delivery", in the form provided to the Company by Agent, Agent shall forward the original notes evidencing the Qualifying Mortgages, together with the UCC-3 assignment of the Financing Statement (in respect to Cooperative Loans) to the applicable Investor or its designee pursuant to a Bailee Agreement with said Investor; provided, however that Agent shall not be required to forward any such documents unless the Request For Delivery is received by Agent prior to 12:00 noon, Agent's local time, two Business Days prior to the requested delivery, and Agent has had the Loan Documents in its possession for at least two Business Days. If loans are to be sold to FHLMC or Fannie Mae or securitized by GNMA, the Company will also provide the original and any required copies of all necessary or appropriate forms to effect delivery and payment for such notes. Prior to the release of Agent's Security Interest in the Collateral, the Company shall cause the Investor to remit the proceeds from the sale of mortgage loans via wire transfer directly into the Remittance Account. If the amount remitted is less than the principal payment due on the Sale Date, the Company shall pay the remaining amount due against the respective Advance directly to Agent by wire transfer to the Remittance Account on such Sale Date. Provided there is no Event of Default then existing, Agent shall adjust in favor of the Company any excess proceeds received from Investors after paying each Bank's Pro Rata Share of such remittance.

                  B. No later than the seventh (7th) Business Day of each month, Agent shall send to the Company and to each Bank by facsimile transmission an interest statement setting forth in reasonable detail a calculation of the amount of interest payable for the immediately preceding calendar month (based on daily outstanding Advances, a year of 360 days and actual days elapsed). On or before the tenth (10th) Business Day of each month, the Company shall pay to Agent by wire transfer each Bank's Pro Rata Share of the accrued interest set forth in such statement. Agent shall promptly remit to each Bank its Pro Rata Share of such interest payment. If the Company or any Bank disputes the amount of interest set forth in a monthly interest statement, appropriate adjustment shall be made on the next succeeding interest statement if the Agent's calculation is determined to be in error.

                  C. The amount which would otherwise be available for the next Advance shall be reduced by, or, if the Agent shall so elect by notice to the Company, in accordance with subsection G hereof, the Company shall immediately repay by wire transfer into the Remittance Account an amount equal to, the amount of the portion of any Advance made on the security of a loan which is either (i) more than sixty (60) days delinquent, (ii) not purchased by an Investor on the Sale Date provided for in its Commitment, or (iii) not a Qualifying Mortgage, whereupon Agent will return to the Company the documents held by Agent relating to such loan with endorsements or reassignments necessary to transfer such loans to the Company. Agent shall promptly wire transfer to each Bank its Pro Rata Share of such repayments.

                  D. If the amount of Advances outstanding at any time should exceed the aggregate Maximum Advance Amount for all Qualifying Mortgages, the Company will immediately repay the amount of such excess into the Remittance Account and the Agent shall promptly disburse to each Bank its Pro Rata Share thereof.

                  E. Upon the date on which this Agreement terminates (whether by acceleration or otherwise), the Company shall pay to Agent by wire transfer of immediately available funds, each Bank's Pro Rata Share of the outstanding Credit Amount, together with accrued interest to the date of such payment and all other amounts due to it under its Credit Note or this Agreement. If the effective date of termination falls on a date which is not a Business Day, all amounts otherwise due on such date shall be payable on the first Business Day occurring after such payment date, together with interest on the outstanding Credit Amount for such additional day(s). Immediately upon receipt thereof Agent shall remit to each Bank by wire transfer of immediately available funds each Bank's Pro Rata Share of such payment. Following receipt by each Bank of its Pro Rata Share of the outstanding Credit Amount and all other amounts due to it under its Credit Note and this Agreement, Agent will transfer any remaining Qualifying Mortgages, together with appropriate endorsements or reassignments to the Company.

                  F. The Company may elect to repay portions of Advances made for particular Qualifying Mortgages. In the event of any such repayment in full and in the absence of Default or Event of Default the Agent shall return to the Company the documents held by the Agent relating to such Qualifying Mortgages, together with endorsements or reassignments necessary to transfer such Qualifying Mortgages to the Company.

                  G. If for any reason an Investor fails to purchase the subject mortgage loan covered by its Commitment on the Sale Date or becomes insolvent or the subject of a proceeding under the Bankruptcy Code, or ceases to carry on its business, the Company shall, at Agent's option, either (i) obtain and provide to Agent another Commitment acceptable to Agent to purchase the subject mortgage loan; or (ii) immediately repay to Agent by wire transfer all amounts advanced for the non-purchased loan or loans in question (or in the case of the Investor's insolvency, bankruptcy proceeding, or cessation of business, all mortgage loans covered by that Investor's Commitments); or (iii) replace such mortgage loan or loans with a Qualifying Mortgage of market value equal to or greater than the Maximum Advance Amount applicable to the replaced mortgage loan or loans, whereupon Agent shall return to the Company the Loan Documents held by Agent relating to the replaced mortgage loan or loans. The

Company shall immediately notify Agent of all delinquencies on any mortgage loans constituting security for the Credit Note and will, at Agent's option, either (i) replace such mortgage loans with Qualifying Mortgages, whereupon Agent shall return to the Company the Loan Documents held by Agent relating to the replaced mortgage loans, or (ii) reduce the amount of principal outstanding under the Credit Notes by the amount of the Advance applicable to such delinquent mortgage loans plus accrued interest.

                  H. Payments received by Agent after 2:00 p.m. Agent's local time shall be deemed to be received on the next following Business Day. Payments will not be deemed received unless Agent shall have received a completed Repayment Schedule on Agent's form listing the Qualifying Mortgages to which the payment pertains.

                       ARTICLE III. CONDITIONS TO ADVANCES

            3.1 Initial Advance. Each Bank's obligation to make the initial Advance, and the effectiveness of this Agreement, are conditioned upon compliance with the requirements of Section 2.3 hereof and upon the fulfillment of the following conditions.

                  A. The Company shall have duly executed and delivered to
Agent:

                        (i)   This Agreement;

                        (ii) A copy, certified by a member or manager of the Company, of the consent of the Company's members authorizing the execution, delivery and performance of this Agreement, the Credit Notes and all related documents;

                  B. The Company shall have duly executed and delivered to each Bank its Credit Note;

                  C. The Company shall have delivered to the Agent the duly executed Electronic Tracking Agreement.

                  D. Agent shall have received:

                        (i)   The Guaranty;

                        (ii) A copy, certified by the Secretary of State of the state of New York, of the Company's filed Articles of Organization;

                        (iii) A certified copy of the Company's Operating Agreement;

                        (iv) A certificate of the Secretary of State of the state of New York as to the existence and good standing of the Company;

                        (v) The favorable opinion of the Company's independent counsel as to the due execution, delivery and enforceability of this Agreement, the Credit Notes and the Guaranty, the due organization and existence of the Company, and such other relevant matters as Agent may require;

                        (vi) A UCC search against the Company, showing no filings affecting the Collateral;

                        (vii) Evidence of the insurance coverages required hereby;

                        (viii) The duly authorized UCC-1 Financing Statement.

                        (ix) A certified copy of the Certificate or Articles of Incorporation and By-Laws of the Guarantor;

                        (x) A copy, certified by an officer of the Guarantor, of the resolutions of the Guarantor's board of directors authorizing the execution, delivery and performance of the Guaranty; and

                        (xi) A certificate of the Secretary of State of the State of Maryland as to the existence and good standing of the Guarantor.

                  E. All other documents, assurances and matters reasonably required by Agent.

            3.2 Conditions to Subsequent Advances. All future Advances shall be subject to compliance with the requirements of Section 2.3 hereof and to such updating of the certificates and opinions referred to in Section 3.1 as Agent may reasonably require from time to time.

            3.3 Other Conditions. All Advances shall be subject to Agent's receipt of such additional documents and the Company's compliance with such additional requirements as Agent may reasonably require from time to time, provided that such additional documents or requirements shall not be inconsistent with the existing terms of this Agreement.

            3.4 Documents to be Delivered Prior to a Repurchase Advance to Finance a Repurchase Loan. In connection with the request for a Repurchase Advance, the Company shall hold the following Collateral and Loan Documents in trust for the Banks, and shall furnish and deliver such Collateral and Loan Documents to the Agent immediately upon request of the Agent or any Bank; provided, however, the Company shall furnish and deliver the Collateral and Loan Documents listed in subsection (b) below to the Agent in connection with each and every such Repurchase Advance:

                              (a) The original mortgage securing a mortgage note
recorded in the county where the property encumbered is located, and any financing statements filed with respect thereto;

                              (b) The original mortgage note, executed with
respect to such Repurchase Loan, if available, which must be payable to the order of the Company either as the original payee or as subsequent endorsee) and endorsed in blank by the Company (without recourse), or alternatively, if such original mortgage note is unavailable and not in the possession of the Company or any affiliate of the Company, a certified copy thereof together with an acknowledgment letter, in a form prescribed from time to time by the Agent in its sole discretion, provided, however, that the Company shall make every effort to provide the original mortgage note;

                              (c) At the sole option of the Agent, an appraisal
of each property securing the Repurchase Loan which conforms with the requirements of applicable appraisal laws and regulations, or such other evidence of Collateral Value acceptable to the Agent;

                              (d) (i) An assignment of the mortgage securing the
mortgage note by the Company executed in recordable form in blank, or (ii) a MERS assignment of the mortgage securing the mortgage note executed in recordable form in blank. If appropriate filing and recording information regarding such mortgage, including the MIN, has not been inserted into the assignment and the Agent has determined that such information is necessary to perfect its security interest in such mortgage, the Company shall promptly provide such information to the Agent when available and hereby authorizes the Agent to insert such information as appropriate (whether or not such information is supplied to the Agent by the Company), however, the Agent shall not have any obligation to insert such information, and may require such missing information be completed by the Company;

                              (e) The Request for Advance; and

                              (f) Such other information and documents as the
agent may reasonably request, including without limitation, an executed quit claim deed in recordable form conveying such subject residential property to the Agent for the ratable benefit of the Banks, which deed shall not be recorded except upon the occurrence of an Event of Default, a copy of the FHA/VA conveyance form (e.g., HUD 27011, VA 26-1874 or other applicable forms), if available, and evidence of insurance or guaranty from the pertinent government agency.

            Upon the occurrence and during the continuance of an Event of Default, the Company shall at the direction of the Agent, deliver all items referred to in this Section 3.4 to such place as the Agent shall so direct, such items to be held for the benefit and on behalf of the Banks.

                         ARTICLE IV. SECURITY AGREEMENT

            4.1 Grant of Security Interest. This Agreement constitutes a security agreement. As collateral security for the repayment of all sums which may become due under the Credit Note or this Agreement, the Company hereby assigns, pledges, and transfers all its right, title and interest in, and grants to Agent a security interest in the following property (the "Collateral"):

                  A. All Qualifying Mortgages and all other mortgages which have been represented to Agent to be Qualifying Mortgages, or upon the security of which an Advance has been made, including all Loan Documents and any other documents evidencing or securing the same;

                  B. All surveys and title insurance policies, commitments, or reports relating to the same;

            C. All hazard insurance policies relating to the same;

            D. All private mortgage insurance policies relating to the same;

            E. All servicing rights relating to the same;

            F. All accounts relating to the same (including, without limitation, escrow accounts, subject to the rights of mortgagors under applicable law);

            G. All files, records, data, correspondence, computer tapes, programs and discs, appraisals, accounting records relating to the same or the servicing thereof;

            H. All Commitments to purchase said Qualifying Mortgages and all other mortgages which have been represented to Agent to be Qualifying Mortgages;

            I. All property of any kind given by the Company to Agent or its designee in furtherance of this Agreement; and

            J. All collections on and proceeds of any of the foregoing.

            4.2 Rights of Agent.

                  A. With respect to the Collateral, Agent, on behalf of the Banks shall have the rights of a secured party under the Uniform Commercial Code as enacted in the State of New York.

                  B. The Company shall not have the right to modify, delete, or waive any material term of any of the Collateral without Agent's prior written consent.

            4.3 Income from and Interest on Collateral.

                  A. Until the occurrence of an Event of Default, the Company reserves the right to receive all income from or interest on the Collateral and if Agent receives any such income or interest prior to such Event of Default, Agent shall pay the same promptly to the Company.

                  B. Upon the occurrence of an Event of Default, the Company will not demand or receive any income from or interest on such Collateral, and if the Company receives any such income or interest without any demand by it, same shall be held by the Company in trust for the Banks in the same medium in which received, shall not be commingled with any assets of the Company and shall be delivered to Agent in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt. Agent shall apply the net cash receipts from such income or interest in accordance with Section 8.3 hereof.

            4.4 Possession of Collateral. The Company agrees that possession of any of the Collateral by closing attorneys, title companies, or any other bailee acting on the Company's behalf shall be deemed possession by Agent for purposes of perfecting the Security Interest granted hereby.

            4.5 Collateral Report. Agent shall provide a Collateral Report to each Bank not later than two Business Days after the end of each calendar month, or at such other intervals as a Bank may request.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

            The Company makes the following representations and warranties to the Banks and Agent, which shall be deemed to be continuing representations and warranties so long as any portion of the Credit Amount remains available or any indebtedness of the Company to any Bank or Agent arising pursuant to this Agreement remains unpaid:

            5.1 Good Standing and Authority of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; has powers to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Credit Notes and any other document executed in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate action.

            5.2 Valid and Binding Obligation. This Agreement and any other document executed in connection herewith, and the Credit Notes when executed and delivered, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws effecting creditors' rights generally.

            5.3 Guaranty. The Guaranty, when executed and delivered, will constitute the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws effecting creditors' rights generally.

            5.4 No Pending Litigation. Except as have been or shall be disclosed to Agent in writing, there are no actions, suits, proceedings (whether or not purportedly on behalf of the Company) or investigations pending or, to the knowledge of the Company, threatened against the Company or any Guarantor, if any, or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially and adversely affect the property, assets, financial condition or business of the Company or any Guarantor, if any, or materially impair the right or ability of the Company to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, the Credit Notes, the Guaranty, if any, or other documents required by this Agreement, or any action to be taken pursuant to any of the foregoing.

            5.5 No Consent or Filing. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement, the Credit Notes, or other documents required by this Agreement or in connection with any of the transactions contemplated thereby.

            5.6 No Violations. The Company is not in violation of any material term of its operating agreement or by-laws, or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. The Company is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon, its business or assets. The Company is not in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Credit Notes and other documents required by this Agreement and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance upon any properties or assets except in favor of Agent. There exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection herewith which materially adversely affects, or in the future (so far as the Company can now foresee) may materially adversely affect the condition, business or operations of the Company.

            5.7 Federal Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin stock" (as defined in Regulations G and U issued by the Board of Governors of the Federal Reserve System). Likewise, the Company does not own or intend to carry or purchase any such "margin security" or "margin stock", and the Company will not use the proceeds of any Advance to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any such "margin security" or "margin stock".

            5.8 ERISA Matters. No Pension Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; neither the Company nor any Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal; neither the Company nor any Subsidiary has incurred any withdrawal liability, including contingent withdrawal liability, to any Pension Plan pursuant to Title IV of ERISA; neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; no Reportable Event has occurred; and no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which the Company or any Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code. Each Pension Plan and each other "employee benefit plan" as defined in Section 3(3) of ERISA to which the Company or any Subsidiary is a party is in substantial compliance with ERISA, and no such plan, or any administrator, trustee or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code.

            5.9 Collateral. Company represents, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that the Company is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest granted herein.

            5.10 Subsidiaries. The Company has no Subsidiary or other interest in any other association, corporation, partnership, joint venture, or other business entity not disclosed to Agent on a Schedule hereto.

            5.11 Financial Condition. The financial statements which the Company has furnished Agent have been prepared in conformity with GAAP consistently applied and present fairly the financial condition of the Company as of such date and the result of its operations for the period then ended and there has been no material adverse change in said financial condition.

The Company has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, which are not otherwise disclosed in the financial statements referred to above.

            5.12 Liens. The Company has good and marketable title to all of its properties and assets, which properties and assets are not subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and
(iii) liens in favor of Agent.

            5.13 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5.14 Corporate Takeovers. No portion of the Credit will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, including without limitation Sections 13(d) and 14(d) thereof.

            5.15 Insider. The Company is not, and no person having "control" (as the term is defined in 12 U.S.C. Section 375(b)(9)(G) or in regulations promulgated pursuant thereto) of the Company is an "executive officer", "director", or person who "directly or indirectly, or acting through or in concert with one or more persons," owns, controls, or has the power to vote more than 25% of any class of "voting securities" (as those terms are defined in 12 U.S.C. Section 375(9)(b) or in regulations promulgated pursuant thereto) of Agent, any Bank, HSBC (USA) Inc. or any subsidiary thereof, or of any bank at which a Bank maintains a correspondent account, or of any bank which maintains a correspondent account with a Bank.

                              ARTICLE VI. COVENANTS

            During the Term of this Agreement, and so long as any portion of the Credit shall remain available or any indebtedness of the Company to Agent or Banks shall remain unpaid, the Company will:

            6.1 Payments. Duly and punctually pay the principal of and interest on all indebtedness incurred by it pursuant to this Agreement and the Credit Notes in the manner set forth herein and therein.

            6.2 Notice. Promptly notify Agent in writing of (a) any pending or future audits of the Company's federal income tax returns by the Internal Revenue Service as soon as the Company has knowledge thereof, and the results of each such audit after its completion; (b) any default by the Company in the performance of, or any modifications of, any of the terms or conditions contained in any agreement, mortgage, indenture or instrument to which the Company is a party or which is binding upon the Company and of any default by the Company in the payment of any of its indebtedness; provided, however, the Company shall not be required to so notify Agent of modifications of any or all terms or provisions of any document or agreement pertaining to its transaction in the ordinary course of business, but which do not pertain to its indebtedness for borrowed money, which do not materially and adversely affect the business or assets of the Company; and (c) receipt by the Company of notices from FHA, VA, Fannie Mae, FHLMC, GNMA, HUD, any Investor, or any state in which the Company transacts business, which notice pertains to the status or qualification of the Company to conduct its business.

            6.3 Taxes. Promptly pay and discharge all of its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of the Credit Notes or any of the Qualifying Mortgage notes) prior to the date on which penalties attach thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, if the Company, upon Agent's request, deposits with Agent, to be held in escrow, such amount being contested.

            6.4 Insurance, (a) Keep all its property so insurable insured at all times with responsible insurance carriers against fire, theft and other risks in coverage, form and amount satisfactory to Agent; (b) keep adequately insured at all times in reasonable amounts with responsible insurance carriers against liability on account of errors and omissions, damage to persons or property and under all applicable workers' compensation laws; (c) promptly deliver to Agent certificates of insurance or any of those insurance policies required to be carried by the Company pursuant hereto; and (d) cause each insurance policy to contain a notice of cancellation provision satisfactory to Agent.

            6.5 Litigation. Promptly notify Agent in writing as soon as the Company has knowledge thereof, of the institution or filing of any litigation, action, suit, claim, counterclaim or administrative proceeding against, or investigation of, the Company (a) to which the Company is a party by or before any regulatory body or governmental agency; (b) the outcome of which may materially and adversely affect the finances or operations of the Company or the Company's ability to fulfill its obligations hereunder unless adequately covered by insurance; or (c) which questions the validity of this Agreement, the Credit Notes or any action taken or to be taken pursuant to the foregoing; and furnish or cause to be furnished to Agent such information regarding the same as Agent may request.

            6.6 Existence and Eligibility. Maintain its existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing.

            6.7 Books and Records. Keep proper books and records in accordance with GAAP consistently applied, and notify Agent promptly in writing of any proposed change in the location at which such books and records are maintained.

            6.8 Compliance with Law. Comply in all material respects with all laws and governmental rules and regulations respecting the transactions which are the subject of this Agreement.

            6.9 Access to Records. Permit Agent's authorized representatives, during normal business hours and as often as Agent may reasonably request, to have access to the Company's premises and its financial records pertaining to the transactions contemplated hereby; inspect and copy such records, and discuss the affairs and finances of the Company with appropriate officers of the Company.

            6.10 Maintain Qualifications. Maintain its status, as applicable, as an FHA approved direct endorsement mortgagee, an approved lender under the VA guaranty program, and an approved Seller/Servicer to Fannie Mae, FHLMC and GNMA.

            6.11 Financial Reports. Furnish to Agent and the Banks the following financial information, certified true and complete by the Chief Financial Officer of the Company:

                  A. Balance sheet and income statement of the Company and covenant compliance certificate with covenant calculation attached, as of the end of each calendar quarter, to be furnished not later than forty-five days after the end of each calendar quarter. Such statements shall contain such information as Agent may reasonably request.

                  B. Annual financial statements of the Company audited by independent certified public accountants acceptable to Agent, to be furnished not later than ninety (90) days after the end of each fiscal year of the Company.

            6.12 Pension Reports. With respect to each Pension Plan, the Company will furnish the following to Agent:

                  A. As soon as possible and in any event within thirty days after the Company knows or has reason to know that any Reportable Event with respect to such Pension Plan has occurred, the statement of the President or chief financial officer of the Company setting forth the details of such Reportable Event and the action which the Company proposes to take with respect thereto;

                  B. Promptly after the filing thereof with the Secretary of Labor, the Pension Benefit Guaranty Corporation or the Internal Revenue Service, copies of reports (including, without limitation, notices of Reportable Events and annual reports in the Form 5500 Series) filed with respect to each Pension Plan.

            6.13 Collateral Value: Margin Call.

                  A. Defend the Collateral against the claims and demands of all other parties; keep the Collateral free from all security interests or other encumbrances except those granted herein; not sell, transfer, assign, deliver or otherwise dispose of any Collateral except pursuant to the terms hereof or with the consent of Agent.

                  B. Execute and deliver to Agent such financing statements, assignments and other documents and do such other things relating to the Collateral as Agent may request.

                  C. Maintain with Agent at all times as security for the Credit, Collateral Value equal to or greater than the outstanding balance of the Credit, and to repay the amount necessary to reduce the outstanding balance of the Credit to or below the Collateral Value immediately upon demand by Agent for such repayment. "Collateral Value" means the aggregate open market value (as determined from time to time by Agent in Agent's sole discretion) of Qualifying Mortgages securing unrepaid Advances.

            6.14 Liens. Not create or permit to exist any mortgage, pledge, title retention lien, lease, purchase or other encumbrance or security interest with respect to any of the Collateral, except (a) the Security Interest; (b) materialmen's, mechanics', suppliers', tax, and warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (c) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money); (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair such use; (e) liens on GNMA mortgaged-backed securities owned by the Company and liens on such securities which secure the Company's repurchase obligations to brokers with respect to such securities; and (f) existing liens and security interests described on a Schedule hereto.

            6.15 Document Shipping Charges. Pay all expenses of shipping Loan Documents from the Company to Agent and from Agent to Investors. The Company will provide Agent with, or Agent will otherwise obtain via the internet, overnight courier labels preprinted with the Company's account number and the names and delivery addresses of the Investors.

            6.16 ERISA Contributions. At all times, make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan.

            6.17 VA Guaranties and FHA Insurance. Not commit or suffer to be committed any act which would invalidate the guarantee of the VA or insurance by the FHA or cause any impairment to the validity of or priority of the lien on the Collateral created hereby in favor of Agent.

            6.18 Financial Covenants.

                  A. Adjusted Net Worth. Maintain a minimum Adjusted Net Worth of at least FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00).

                  B. Total Liabilities to Adjusted Net Worth Ratio. Maintain a ratio of total liabilities to Adjusted Net Worth of not more than 15 to 1.

                  C. Cash. Retain at least $2,000,000.00 in cash or cash equivalents.

                  D. Book Net Worth. Cause the Guarantor to maintain a minimum Book Net Worth of at least ONE HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($115,000,000.00).

                  E. No Operating Loss. Cause the Guarantor to maintain as of the end of any two (2) consecutive fiscal quarters of the Guarantor, net profits after taxes of at least ONE DOLLAR ($1.00).

            6.19 Additional Primary or Secondary Indebtedness. Not incur indebtedness outside of the ordinary course of business or under any other lines of credit, or guaranty the repayment of any other indebtedness without prior written notice to the Banks, provided that one or more of the Banks remains a New York State approved mortgage warehouse lender.

            6.20 Fees. Pay to Agent when and as due the following fees:

                  A. Non-Usage Fee. On the first day of each calendar month, in arrears, a non-usage fee. The non-usage fee shall equal 25 basis points per annum on the average unused portion of the Credit Amount, and the non-usage fee will be waived for each month in which the average used portion of the Credit Amount is more than fifty percent (50%) of the Credit Amount.

                  B. All collateral handling fees due pursuant to separate agreements between Agent and the Company.

            6.21 MERS.

                  A. The Company will, (i) at all times, maintain its status as a MERS Member, (ii) the Company shall at all times employ officers who have the authority, pursuant to a corporate resolution from MERS, to execute assignments of mortgage in the name of MERS in the event deregistration from the MERS System is necessary or desirable, (iii) at all times remain in full compliance all terms and conditions of membership in MERS, including the MERSCORP "Rules of Membership" most recently promulgated by MERSCORP, Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of mortgages, registration of mortgages on the MERS System, including registration of the interest of the Agent and the Banks in such mortgages and membership requirements, (iv) promptly, upon the request of the Agent, execute and deliver to the Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Agent determines shall be removed from the MERS System, (v) immediately deliver to Agent any notices provided by MERS pursuant to Paragraph 4(a) of the Electronic Tracking Agreement, and (vi) at all times maintain the Electronic Tracking Agreement in full force and effect.

                  B. The Company shall not de-register or attempt to de-register any Qualifying Mortgage from the MERS System unless the Company has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and the Security Agreement relating to a release of Collateral.

            6.22 Other Acts. Execute and deliver, or cause to be executed and delivered, to Agent all further documents and perform all other acts and things which Agent deems necessary or appropriate to protect or perfect its mortgage or security interests in any property directly or indirectly securing payment of any indebtedness of the Company to Agent or a Bank.

                         ARTICLE VII. EVENTS OF DEFAULT

            The occurrence of any of the events listed in this Article shall constitute an event of default under this Agreement ("Event of Default").

            7.1 Nonpayment of Indebtedness. Failure of the Company to make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise, under the terms of the Credit Notes this Agreement or any other document evidencing or securing indebtedness of the Company to the Banks or Agent.

            7.2 Assignment or Encumbrance. Assignment or attempted assignment by the Company of this Agreement, any rights hereunder, or any Advance to be made hereunder, without first obtaining the specific written consent of the Majority Banks, or the granting by the Company of any security interest, lien or other encumbrance other than to Agent on any Collateral.

            7.3 Insolvency Proceedings. The filing by or against the Company of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Company to secure dismissal of any such petition filed against it within thirty days of such filing; the making of any general assignment by the Company for the benefit of creditors; the appointment of a receiver or trustee for the Company or for any part of the Company's assets; the institution by the Company of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, including, without limitation, proceedings by the Federal Deposit Insurance Corporation or other governmental authority, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Company; the institution of any such proceeding against the Company if the Company shall fail to secure dismissal thereof within thirty days thereafter; the consent by the Company to any type of insolvency proceeding against the Company (under the Bankruptcy Code or otherwise); or the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section.

            7.4 Misrepresentation. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Company pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to a Bank to extend any credit to or to enter into this or any other agreement with the Company proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against the Company, or if on the Agreement Date there shall have been any materially adverse changes in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Agent at or prior to the time of such execution.

            7.5 Materially Adverse Changes. Any materially adverse change in the financial condition of the Company or the existence of any other condition which, in Agent's sole determination, constitutes an impairment of the Company's ability to perform its obligations under this Agreement or any other document evidencing or securing the Credit ("Material Adverse Change"), and which condition is not remedied within ten days after written notice to the Company thereof or, if the condition cannot be fully remedied within said ten days, substantial progress has not been made within said ten days toward remedy of the condition.

            Such Materially Adverse Change may include, but shall not be limited to (a) the sale, assignment, transfer or delivery of all or substantially all of the assets of the Company; (b) the cessation by the Company as a going business concern; (c) the entry of judgment against the Company other than a judgment for which the Company is fully insured, if ten days thereafter such judgment is not satisfied, vacated, bonded or stayed pending appeal; (d) the failure of the Company to pay its debts as such debts become due; or (e) nonpayment by the Company when due of any indebtedness for borrowed money owing to any third party, or the occurrence of any event which could result in acceleration of payment of any such indebtedness.

            7.6 Failure to Perform Obligations. Default by the Company in the performance of any of the other terms, conditions or covenants contained in this Agreement or any agreement or document made in connection with this Agreement which is not remedied within ten days after notice thereof by Agent to the Company.

            7.7 Pension Default. Any Reportable Event which Agent determines in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan shall have occurred and continued thirty days after written notice thereof to the Company by Agent; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or the Company withdraws from a Pension Plan in a complete withdrawal or a partial withdrawal; or the Company shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement, or which is required to meet statutory minimum funding standards.

            7.8 Change in Management. A substantial change in the management of the Company to which the Banks have not consented.

            7.9 Events Affecting Guarantor(s). The occurrence with respect to any Guarantor of an event or condition described in Sections 7.1, 7.2, 7.3, 7.5 or 7.8 hereof.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

            8.1 Default - Insolvency. Upon the happening of one or more Events of Default under Section 7.3 hereof, the Bank's obligations to advance the Credit shall be canceled immediately, automatically and without notice, and the Credit Notes shall become immediately due and payable without presentation, demand or notice of any kind.

            8.2 Remedies; Certain Demands for Payment.

                  A. Upon the occurrence of a Default or Event of Default, Agent shall upon the request of the Majority Banks notify the Company thereof if required under Article VII.

                  B. If an Event of Default shall have occurred, Agent shall, upon the request of the Majority Banks, take any or all of the following actions: (i) terminate the obligations of the Banks under this Agreement, (ii) demand immediate payment of the Credit

Notes., and (iii) with respect to MERS Loans, direct MERS, pursuant to the Electronic Tracking Agreement, to remove the Company from the "Servicer" category on the MERS System and insert in place thereof, the Agent or its designee, or direct MERS to take such other action with respect to the MERS Loans as the Agent deems advisable. If, following the request of the Majority Banks that Agent do so, Agent fails or refuses to demand payment of any Bank's Credit Note within three (3) Business Days after such Bank's request to Agent that such demand be made, then such Bank shall have the right to make demand directly to the Company for payment of such Bank's Credit Note. Any Bank making a demand pursuant to its rights under this Section 8.2 shall promptly notify Agent that such demand has been made. If Agent or any Bank has knowledge of the existence of a Default or Event of Default or of any other condition which may materially adversely affect the Company's ability to fulfill its obligations under this Agreement, Agent or such Bank shall promptly notify each other Bank of such Default, Event of Default or condition; provided, however, that neither the Agent nor any Bank shall be liable to any other Bank hereunder as a result of any failure to give the aforesaid notice, except if such failure is caused by gross negligence or willful misconduct. In addition to the foregoing rights of Agent and each Bank, upon the occurrence of an Event of Default the following procedures shall govern the rights of the parties:

                        (i) Agent shall promptly, and in no event later than seven (7) Business Days after acquiring knowledge of an Event of Default, so notify the Company and consult with the Banks by telephone, and at the option of Agent or the Majority Banks, shall promptly thereafter, call a meeting of the Banks for the purpose of determining what actions, if any, should be taken with respect to such Event of Default. To call such meeting, Agent shall provide notice thereof, which notice shall be sent to the Banks at least five
(5) Business Days prior to the meeting. The meeting shall be held at such time and place as Agent shall reasonably determine.

                        (ii) Only the Banks shall be entitled to vote at the meeting but counsel to each Bank also shall be entitled to be present and to speak at the meeting. Agent may make such reasonable regulations as it may deem advisable concerning such meeting or any adjournment thereof.

                        (iii) The Majority Banks shall constitute a quorum at the meeting.

                        (iv) Each Bank, or its proxy, shall be entitled to the number of votes between 1 and 100 equal to such Bank's Pro Rata Share (adjusted for Delinquent Payments and Excess Payments, if any), with fractional amounts being rounded to the nearest whole number. Except for matters as to which the action of the Banks is required hereby, any act of the Majority Banks at the time of the meeting or any adjournment thereof shall be the act of the Banks.

                        (v) At the meeting or any adjournment thereof, the Majority Banks, by resolution duly approved and adopted as herein provided, shall determine what actions, if any, Agent and the Banks should institute with respect to outstanding Advances, and Agent shall take whatever steps as may be necessary to implement and effect the resolution so adopted and approved in accordance with the terms and provisions thereof.

                        (vi) The Banks may, by unanimous written consent, make such other arrangements with respect to meetings and voting as they deem advisable.

                  C. If an Event of Default shall have occurred, upon direction by the Majority Banks, Agent shall take any one or more of the following actions:

                        (i) Declare the entire unpaid balances of the Credit Notes, together with all accrued and unpaid interest thereon, and any other obligations secured hereby to be immediately due and payable, whereupon such balances shall be immediately due and payable.

                        (ii) Reduce any claim of any Bank to judgment and enforce any such judgment against the Company or any successor or assign of the Company.

                        (iii) Take such steps as the Majority Banks may deem appropriate, including without limitation sale of Qualifying Mortgages to Investors pursuant to Commitments, foreclosure upon or other enforcement of the Security Interest and any and all other liens and Security Interests granted to secure payment and performance of the Credit Notes and all other obligations hereunder.

                        (iv) Receive and collect all sums payable to the Company in respect of the Collateral and in such case (i) Agent in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation so to do, (ii) the Company shall, if Agent so requests, forthwith pay to Agent all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising Agent as to the source of such funds, and (iii) all amounts so received and collected by Agent shall be held by it as part of the Collateral.

                        (v) Exercise any and all rights as the Majority Banks shall deem appropriate, including, but not limited to, rights at law, in equity or otherwise, afforded by the Uniform Commercial Code of New York or of another relevant jurisdiction, or by this Agreement or any document delivered pursuant hereto.

                  D. If an Event of Default shall have occurred, and subject to the provisions of this Section 8.2, each Bank acting through Agent shall have all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code of the State of New York, or any other applicable law, and all rights provided for herein. Without limiting the generality of the foregoing, if an Event of Default shall have occurred, Agent, if so directed by the Majority Banks, shall (i) apply the cash, if any, then held by it as Collateral to the payment of all the Credit Notes and all other amounts secured hereby and (ii) if there shall be no cash or the cash so applied shall be insufficient to pay such Credit Notes and all other amounts secured thereby in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Agent may reasonably deem satisfactory, and Agent or any Bank may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any right or claim of whatsoever kind. Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company, and the Company hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Agent shall give the Company ten (10) days notice of intention to make any such public or private sale or sale at a broker's board or on a securities exchange, provided, however, that if either (i) Agent determines, in its sole discretion, that the delay of any public or private sale resulting from the giving of such notice would adversely affect the amount realized from such sale or (ii) such sale is made pursuant to a Commitment or Commitments, then Agent shall have no obligation to give the Company any notice with respect to any such public or private sale or sale at a broker's board or on a securities exchange, except to the extent such notice is required by applicable law and provided further, however, that the Company hereby expressly waives the right to any such notice to the extent permitted by applicable law. To the extent that any notice is to be given in accordance with the immediately preceding sentence, such notice, in case of public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such board of exchange. Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Agent may determine. Agent shall not be obligated to make any sale pursuant to any such notice. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but neither Agent nor any Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral, and/or to foreclose the pledge and sell the Collateral or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  E. Neither Agent nor any Bank shall incur any liability as a result of any commercially reasonable sale of the Collateral, or any part thereof, at any private sale. The Company hereby waives any claims it may have against Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount secured hereby, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  F. The Company waives any right to require Agent or the Banks to (i) proceed against any person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (iii) pursue any other remedy in its power. Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of any liens or encumbrances prior in lien to the lien of any Qualifying Mortgage.

                  G. Agent may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Qualifying Mortgage or to preserve any other Collateral pledged under this Agreement, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Company shall pay to Agent from time to time, on demand, all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Agent or any Bank in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon at the rate per annum of 2% over the Prime Rate (as such term is defined in the Credit Notes) from the time of payment until repaid, and the obligation to make such payment shall be secured by the Security Interest.

                  H. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            8.3 Application of Proceeds. The proceeds of any sale or enforcement of all or any part of the Collateral shall be applied by Agent:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Agent's and the Banks' agents and counsel, and all expenses, liabilities and advances made or incurred by Agent and the Banks in connection therewith;

                  Second, to the payment of the Swingline Note;

                  Third, to the payment of the Pro Rata Share of each Bank of all accrued and unpaid interest due and owing on the Credit Notes;

                  Fourth, to the payment of the Pro Rata Share of each Bank of all unrepaid principal of the Credit Notes;

                  Fifth, to the payment of the Pro Rata Share of each Bank of all other amounts owed by the Company in respect of this Agreement and the Credit Notes; and

                  Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

            If the proceeds of any such sale are insufficient to cover the amounts described in clauses First through Fifth, inclusive, above, the Company shall remain liable for any deficiency.

               ARTICLE IX. RELATIONSHIP OF THE AGENT AND THE BANKS

            9.1 Appointment and Authorization. Each Bank hereby appoints Agent to act, and Agent hereby agrees to act as agent in connection with the day-to-day administration of the Credit, and for such other specific purposes as are set forth herein and for such purposes irrevocably authorizes the Agent to take such action and to exercise such rights, powers and discretions as are specifically delegated to the Agent in this Agreement, together with all rights, powers and discretions as are reasonably incidental thereto, including, without limitation, the power to execute financing or similar statements or notices and other related documents relating to the transactions contemplated hereby. The Agent may perform any of its functions and duties under this Agreement by or through any agents or any of its directors, officers or employees. In performing any of its functions and duties under this Agreement, the Agent shall not be deemed to be acting as a trustee for, or partner of, any Bank or to have assumed any relationship of trust or partnership with or for the Company. Each Bank agrees that the Collateral shall be granted to the Agent for the benefit of the Banks, and that each Bank shall have an undivided interest therein equal to its Pro Rata Share of the principal amount of the Credit outstanding.

            9.2 No Other Duties. The Agent shall have no duties or obligations other than those expressly provided for in this Agreement, and neither the Agent nor any of its directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken in connection with this Agreement, the documents evidencing and securing the Credit, the negotiation, preparation or execution thereof, or in connection with the syndication, implementation or administration of the Credit, unless directly resulting from the Agent's, or such directors', officers', employees' or agents' gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not, by reason of this Agreement, have a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any document in connection herewith except as expressly set forth herein in such documents and this Agreement.

            9.3 Certain Rights of Agent; Limitations Thereon.

                  A. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other document related thereto, the Agent shall be entitled to refrain from such act or taking such action (except action required in connection with the day-to-day administration of the Credit) unless and until the Agent shall have received instructions from the Majority Banks or, if so required hereby from each Bank; and the Agent shall not incur liability by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder or under this Agreement or any document related hereto (i) if such action would, in the opinion of the Agent, be contrary to law or the terms of this Agreement or any document related hereto, or (ii) if it shall not receive such advice or concurrence of the Majority Banks or the Banks, as applicable, as it deems appropriate. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any document related hereto, in accordance with the instructions of the Majority Banks or of the Banks, as applicable.

                  B. The Agent may without liability to the Company or any Bank,
(i) rely and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telephone notice, telex or teletype message, statement, order or other document or conversation believed by Agent in good faith to be genuine and correct and to have been signed, sent or made by the person or persons by whom it purports to have been communicated or signed and (ii) employ in Agent's sole discretion and (except in cases where the consent of the Majority Banks or the Banks is required hereby) in good faith rely on the advice and opinions received by it from any professional adviser, including, without limitation, legal counsel, independent accountants or other experts, and the Company and each Bank hereby waives any claim or action it may have against the Agent arising out of or resulting from such employment or reliance.

                  C. Notwithstanding anything to the contrary herein, Agent shall not, without the prior written consent of the Banks, (i) amend this Agreement in any material respect, provided, however, that the Agent shall notify the Banks in writing of any other changes made to this Agreement, minor, corrective or otherwise, (ii) waive any material right hereunder, (iii) waive any material condition to the right of the Company to receive an Advance, (iv) forgive or reduce any indebtedness of the Company hereunder, (v) extend the maturity date of any payment due from the Company hereunder, or (vi) change the interest rate nor the maximum amount of the Credit. The Banks and Agent agree that waivers with respect to collateral exceptions (including, but not limited to, delinquencies or insufficiencies in timing or delivery requirements set forth herein for those mortgage loans which are security hereunder) up to an aggregate Advance amount of FIVE MILLION DOLLARS ($5,000,000.00) shall not be deemed material hereunder and Agent is hereby granted the right to unilaterally grant or refrain from granting such waivers in its sole discretion without further consent of any Bank.

            9.4 Waiver of Liability of Agent. The Agent shall not have any liability or, as the case may be, any duty or obligation:

                  A. To the Company on account of any failure of any Bank to perform, or the delay of any Bank in the performance of, any of its or their respective obligations under this Agreement or any of the other documents in connection herewith;

                  B. To any Bank on account of any failure or delay in performance by the Company of any of its obligations under this Agreement or any of the other documents in connection herewith;

                  C. To any Bank for (i) the accuracy of any written or oral statements furnished or made by the Company or by any person on behalf of the Company in connection with the Credit, (ii) the accuracy of any representation, warranty or statement made by the Company in or pursuant to this Agreement or any of the other documents in connection herewith, or (iii) the legality, validity, effectiveness, enforceability or sufficiency of this Agreement, any other document in connection herewith, or any other document referred to herein;

                  D. To any Bank to provide either initially or on a continuing basis (except as expressly required in this Agreement) any information with respect to the Company or its condition, or for analyzing or assessing or omitting to analyze or assess the status, creditworthiness or prospects of the Company;

                  E. To any Bank to investigate (except under circumstances in which a reasonably prudent lender would investigate) whether or not any Event of Default has occurred (and the Agent may assume that, until Agent shall have actual knowledge to the contrary, no such Event of Default has occurred);

                  F. To any Bank to account for any sum or profit or any property of any kind received by Agent arising out of any present or future banking or other relationship with the Company except the relationship established pursuant to this Agreement;

                  G. To any Bank to disclose any information relating to the Company received by Agent if, in Agent's determination (such determination to be conclusive) such disclosure would or might constitute a breach of any law or regulation; and

                  H. To take any action or refrain from taking any action other than as expressly required by this Agreement.

            9.5 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any affiliate of Agent has made any representations or warranties to such Bank and that except as specifically set forth herein, no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Company and made its own decision to enter into this Agreement, and each Bank hereby releases the Agent from any and all liability to such Bank in connection with the Agent's investigation and appraisal of the Company's financial affairs, financial condition, and creditworthiness. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Company. Except as specifically required hereby, the Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent under this Agreement, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company which may come into the possession of the Agent.

            9.6 Release. At all times until the Credit has been paid in full, the Agent shall exercise the same degree of care in handling the Credit and its Collateral as HSBC exercises with respect to loans that are held solely by HSBC for its own account, and the Agent shall have no responsibility to the Banks other than to exercise such standard of care and, in any event HSBC shall have no liability with respect to any other Bank's Pro Rata Share interest in the Credit except for HSBC's own fraud, gross negligence or willful misconduct. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Agent, any Bank nor any of their officers, directors employees, attorneys or agents (the "Indemnified Parties") shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Credit Notes or any transaction contemplated hereby reasonably believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or be responsible for consequences of any error of judgment, the Banks expressly intending to hereby waive and release all present and future claims and rights against the Agent (i) owed, in whole or in part, under any claim or theory of strict liability, or (ii) for damages or injures caused or contributed to by any Indemnified Party's sole or concurrent ordinary negligence that does not amount to gross negligence or willful misconduct. Except as otherwise specifically and expressly set forth in the Agreement, the Agent shall not be responsible in any manner to anyone for the effectiveness, enforceability, genuineness, validity or the due execution of the Agreement, any supplement, amendment or restatement of it or of the Credit Notes or for any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with this

Agreement or any of the Credit Notes or be under any obligation to anyone to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of the Agreement on the part of the Company or anyone else. Without limiting the generality of the foregoing provisions of this Section, the Agent may seek and rely upon the advice of legal counsel in taking or refraining to take any action under this Agreement or the Credit Notes or with the consent of the Majority Banks or the Banks if such consent is required hereby and shall be fully protected in relying upon such advice. The agreements in this Section 9.6 shall survive the payment of the Credit Notes and the termination of this Agreement.

            9.7 Agent in Its Individual Capacity. With respect to its Pro Rata Share of the Credit, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Majority Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

            9.8 Successor Agent. The Agent may resign at any time by giving at least sixty (60) days prior written notice thereof to the Banks and the Company. In addition, the Majority Banks shall have the right to remove the Agent without cause by giving Agent and the Banks at least sixty (60) days prior written notice thereof. The Agent shall automatically become disqualified to act as such upon the appointment of a receiver or conservator of Agent. Upon any such resignation, removal or disqualification, the Majority Banks shall have the right to appoint a successor agent, which shall be reasonably acceptable to the Company. If no successor agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within one hundred twenty (120) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor agent, which shall be a bank reasonably acceptable to the Company. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After any retiring Agent's resignation, the provisions of this Article IX, including, without limitation, the indemnity provisions of Section 9.7 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Resignation, removal or disqualification of Agent shall not affect the status of HSBC Bank USA as a Bank.

            9.9 Benefit of Article IX. The provisions of this Article IX are intended solely for the benefit of the Agent and the Banks. The Company shall not be entitled to rely on any such provisions or assert any such provisions in a claim, or as a defense, against the Agent or any Bank. The Company shall, however, be entitled to rely without further inquiry on the authority of Agent as to acts taken by it.

            9.10 MERS. The Banks and the Company hereby confirm the appointment of the Agent as the agent for the Banks with respect to MERS Loans. The Agent hereby confirms that it is a MERS member in good standing and in compliance with all rules, regulations, procedures, and requirements set forth by MERS, including, but not limited to, the payment of membership fees.

                         ARTICLE X. DOCUMENTATION AGENT

                  A. No Bank identified in this Agreement as the "Documentation Agent" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Banks as such.

                  B. Resignation, disqualifications and succession of Documentation Agent shall be governed by the provisions of Section 9.8.

                    ARTICLE XI. INDEMNIFICATION AND EXPENSES

            The Company agrees to hold Agent and each Bank harmless from and indemnifies Agent and each Bank against all liabilities, losses, damages, judgments, costs, and expenses of any kind which may be imposed on, incurred by, or asserted against Agent or a Bank relating to or arising out of this Agreement, the Credit Notes, or any transaction contemplated hereby including any claims based on or caused by the sole or concurrent ordinary negligence that does not amount to gross negligence or willful misconduct on the part of the Agent or any Bank. The Company also agrees to reimburse Agent and each Bank for all reasonable expenses in connection with this Agreement and the Credit Notes, including without limitation the reasonable fees and disbursements of counsel, all delivery and insurance charges incurred in connection with delivery of Loan Documents except as otherwise specifically provided herein, wire transfer fees and the travel expenses of Agent's officers in connection with the transactions contemplated hereby and including expenses of enforcement. The Company's agreements in this Section shall survive the payment in full of the Credit Notes and the expiration or termination of this Agreement.

                           ARTICLE XII. MISCELLANEOUS

            12.1 Amendments and Waivers. Any amendment or modification of this Agreement or waiver of any term, provision or requirement hereof or thereof, shall require the affirmative written consent of the Agent and the Majority Banks; provided, notwithstanding anything herein to the contrary, the following shall require the affirmative written consent of the

Agent and all of the Banks: (i) except as permitted under the terms of this Agreement, the release of any part of the Collateral from the liens arising herefrom; (ii) the termination, cancellation or release of this Agreement; (iii) the decrease in the interest rate(s) borne by the Advances, other than decreases in the interest rate(s) borne by the Advances by virtue of any decreases or changes expressly contemplated in the Credit Notes; (iv) any reduction in the amount of the installments of principal due under this Agreement or the Credit Notes or in the aggregate principal amount of principal due thereunder; (v) any extension of the Term or the due dates of any installments of principal of and/or accrued interest on the Credit Notes; (vi) any change in the definition of the term "Majority Banks"; or (vii) any amendment to any section of this Agreement that expressly requires the consent of all of the Banks.

            12.2 Delays and Omissions. No course of dealing and no delay or omission by Agent or a Bank in exercising any right or remedy hereunder or with respect to any indebtedness of the Company to Agent or a Bank shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Agent may remedy any default by the Company hereunder or with respect to any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company and shall be reimbursed by the Company for its expenses in so remedying such default. All rights and remedies of Agent and the Banks hereunder are cumulative.

            12.3 Attorney-in-fact. The Company hereby authorizes Agent, at the Company's expense, to file such financing statement or statements relating to the Collateral without the Company's signature thereon as Agent at its option may deem appropriate, and appoints Agent as the Company's attorney-in-fact (without requiring Agent) to execute any such financing statement or statements in the Company's name and to perform all other acts which Agent deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Company as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without Agent's consent.

            12.4 Collection. Agent may demand, collect and sue on any of the Collateral (in either the Company's or Agent's name at the latter's option); may enforce, compromise, settle or discharge such Collateral without discharging the indebtedness or any part thereof; and may endorse the Company's name on any and all checks, commercial paper, and any other instruments pertaining to or constituting Collateral. In the event Agent intends to exercise any rights set forth in this Section, Agent shall use its best efforts to notify the Company thereof prior to taking any such action.

            12.5 Further Security. As further security for payment of the indebtedness, the Company hereby grants to each Bank a Security Interest in and lien on any and all property of the Company which is or may hereafter be in the possession or control of said Bank in any capacity or of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by said Bank to the Company; and with respect to all of such property, said Bank shall have the same rights hereunder as it has with respect to the Collateral. Without limiting any other right of Agent or the Banks, whenever Agent has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), each Bank at its sole election may set off against the indebtedness any and all moneys then or thereafter owed to the Company by said Bank in any capacity, whether or not the indebtedness or the obligation to pay such moneys owed by said Bank is then due, and said Bank shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on said Bank's records subsequent thereto.

            12.6 Return of Collateral Under Trust Receipt. Possession of any of the Collateral (including original notes evidencing Qualifying Mortgages) may be temporarily relinquished by Agent to the Company under a trust receipt for the sole purpose of sale, exchange, collection, or presentation, renewal or registration of transfer. At all times the Collateral is in the Company's possession, the Company will hold the Collateral in trust so as to continue the perfection of Agent's Security Interest.

            12.7 Loss of Loan Documents. Once Loan Documents have been delivered to a postal or delivery service, Agent shall incur no liability of any kind in connection with loss or delay in connection with the transmittal of Loan Documents to or from the Company, any Investor, or any other party pursuant to this Agreement.

            12.8 Successors and Assigns. The Company, Bank, and Agent as used herein shall include the legal representatives or assigns of those parties in cases where the assignment was made with the consent required hereunder.

            12.9 Notices. Any notice or demand to be given hereunder shall be duly given if delivered or mailed to the respective parties at their Notice Address and shall be deemed effective upon receipt.

            12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when duly executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

            12.11 Titles. Titles to the sections of this Agreement are solely for the convenience of the Parties, and are not an aid in the interpretation of this Agreement or any part thereof.

            12.12 Inconsistent Provisions. In the event any provision of this Agreement is inconsistent with any provision of any other document required or executed pursuant to this Agreement, the provisions of this Agreement shall be controlling.

            12.13 Participation. The Banks reserve the right to transfer participating interests in this Agreement and in the Credit Notes to one or more other institutions or entities.

            12.14 Entire Agreement. This Agreement and the related documents identified and referred to herein are intended to set forth the entire agreement of the parties concerning the subject matter hereof.

            12.15 Governing Law. This Agreement and the Credit Note shall be governed by and are to be construed under the internal laws of the State of New York.

            12.16 CONSENT TO JURISDICTION. COMPANY AGREES THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS DOCUMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF NEW YORK, AND COMPANY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR

PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED MAIL TO COMPANY AT THE ADDRESS SPECIFIED ABOVE, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

            12.17 WAIVER OF JURY TRIAL. COMPANY, BANKS AND AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WHICH THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS DOCUMENT OR THE TRANSACTIONS RELATED HERETO. COMPANY REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF A BANK OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT A BANK OR AGENT WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. COMPANY ACKNOWLEDGES THAT THE BANKS AND AGENT HAVE BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the Agreement Date.

                                       THE NEW YORK MORTGAGE COMPANY LLC

                                       BY: /s/ Steven B. Schnall
                                           ------------------------------------
                                       NAME: STEVEN B. SCHNALL
                                       TITLE: PRESIDENT

                                       HSBC BANK USA, NATIONAL ASSOCIATION AS
                                       BANK, AGENT AND SWINGLINE LENDER

                                       BY: /s/ James A. Noyes
                                           ____________________________________
                                           James A. Noyes, Vice President

                                       NATIONAL CITY BANK OF KENTUCKY, AS BANK
                                       AND DOCUMENTATION AGENT

                                       BY: /s/ Charles Ezell
                                           ____________________________________
                                       NAME: __________________________________
                                       TITLE: _________________________________

                                       JPMORGAN CHASE BANK, N.A. AS BANK

                                       BY: /s/ Michael W. Nicholson
                                           ____________________________________
                                       NAME: __________________________________
                                       TITLE: _________________________________

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       AND

                        THE NEW YORK MORTGAGE COMPANY LLC

                                  FIFTH AMENDED
                                  CREDIT NOTE

                          Dated as of February 1, 2005

                                  FIFTH AMENDED
                                   CREDIT NOTE

$75,000,000.00                                           As of February 1, 2005

            FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION, successor by merger to HSBC Bank USA, a bank organized under the laws of the United States of America, with an office at c/o Mortgage Warehouse Lending Department, 27th Floor, One HSBC Center, Buffalo, New York 14203 ("HSBC") on or before June 29, 2005, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00), or the aggregate unpaid principal amount of all advances by HSBC to the Company pursuant to the Credit and Security Agreement among HSBC, National City Bank of Kentucky ("National City"), HSBC as Swingline Lender, HSBC as Agent, National City as Documentation Agent, and the Company dated as of December 15, 2003, as amended pursuant to a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, a Third Amendment to Credit and Security Agreement dated November 1, 2004 and Fourth Amendment to Credit and Security Agreement dated as of January 10, 2005 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

            INTEREST: Except with respect to Repurchase Loans and Construction Advances, interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by HSBC to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Fifth Amended Credit Note ("Credit Note") or applicable portion thereof and for a term of 30 days ("LIBOR") plus 100 basis points (together, the "LIBOR-Based Rate"). Interest shall accrue on the principal amount of Repurchase Advances outstanding hereon at an annual rate equal to LIBOR plus 162.5 basis points ("Repurchase Loan Rate"). Interest shall accrue on the principal amount of Construction Advances outstanding hereon at an annual rate equal to LIBOR plus 125 basis points ("Construction Loan Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. The Repurchase Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Repurchase Loan Rate determined by reference to the then-current LIBOR. The Construction Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Construction Loan Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

            MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Credit Note ("Maximum Rate"), and if the provisions for interest contained in this Credit Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of HSBC, returned to the Company.

            MAXIMUM PRINCIPAL AMOUNT Notwithstanding anything to the contrary contained in this Credit Note, commencing February 1, 2005 the maximum principal amount of this Credit Note shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000.00).

            DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

            PLACE OF PAYMENT: All payments hereon shall be made, and all notices to HSBC required or authorized hereby shall be given, as set forth in the Credit Agreement.

            PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by HSBC after 2:00 p.m. HSBC's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. HSBC's local time HSBC shall have received a completed "Repayment Schedule" on HSBC's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Credit Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

            COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by HSBC and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of HSBC except to the extent that actual cash proceeds of such instrument are unconditionally received by HSBC; provided, however, that this Credit Note shall not be in default as the result of normal collection periods on such instruments.

            LATE PAYMENT CHARGE: The Company promises to pay to HSBC promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

            INTEREST AFTER NONPAYMENT: If the principal of this Credit Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

            DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), HSBC shall have all rights and remedies set forth in the Credit Agreement.

            The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by HSBC of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of HSBC, except as and to the extent otherwise provided by law.

            WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Credit Note, and expressly agree that this Credit Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Credit Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for HSBC, in order to enforce payment of this Credit Note, to first institute or exhaust HSBC's remedies against the Company or any other party liable hereon or against any collateral for this Credit Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Credit Note, or any installment hereof, made by agreement by HSBC with any person now or hereafter liable for the payment of this Credit Note, shall affect the liability under this Credit Note of the Company, even if the Company is not a party to such agreement; provided, however, HSBC and the Company, by written agreement between them may affect the liability of the Company.

            TERMINOLOGY: If more than one party joins in the execution of this Credit Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to HSBC shall be deemed to include and apply to every subsequent holder of this Credit Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

            CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

            APPLICABLE LAW: This Credit Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Credit Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Credit Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

            WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Credit Note or any document given in connection with or to secure this Credit Note, including without limitation any exercise of rights under this Credit Note or any such document, any attempt to cancel, void, or rescind this Credit Note or any such document, and any course of conduct or course of dealing in connection therewith.

            REPLACEMENT: This Note is executed in replacement of, but not in payment or novation of, the Fourth Amended Credit Note of the Company to HSBC dated as of January 10, 2005 in the original principal amount of $100,000,000 ("Prior Note"). All collateral for the Prior Note shall hereafter secure payment of this Credit Note.

                                               THE NEW YORK MORTGAGE COMPANY LLC

                                               By: /s/ Steven B. Schnall
                                                   ---------------------
                                               Name: Steven B. Schnall
                                               Title: President / CEO

                         NATIONAL CITY BANK OF KENTUCKY

                                       AND

                       THE NEW YORK MORTGAGE COMPANY LLC

                                  FIFTH AMENDED
                                   CREDIT NOTE

                          Dated as of February 1, 2005

                                  FIFTH AMENDED
                                   CREDIT NOTE

$25,000,000.00                                           As of February 1, 2005

            FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order of NATIONAL CITY BANK OF KENTUCKY, a national banking association, whose address is 101 South Fifth Street, Louisville, Kentucky 40202 ("National City") on or before June 29, 2005, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or the aggregate unpaid principal amount of all advances by National City to the Company pursuant to the Amended and Restated Credit and Security Agreement among National City, HSBC Bank USA, National Association, successor by merger to HSBC Bank USA ("HSBC"), JPMorgan Chase Bank, N.A., HSBC as Agent, National City as Documentation Agent, and the Company dated as of even date herewith, which amended and restated a Credit and Security Agreement dated as of December 15, 2003, as amended pursuant to a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, a Third Amendment to Credit and Security Agreement dated as of November 1, 2004, and Fourth Amendment to Credit and Security Agreement dated as of January 10, 2005 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

            INTEREST: Except with respect to Repurchase Loans and Construction Advances, interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by the Agent to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Fifth Amended Credit Note (the "Credit Note") or applicable portion thereof and for a term of 30 days ("LIBOR") plus 100 basis points (together, the "LIBOR-Based Rate"). Interest shall accrue on the principal amount of Repurchase Advances outstanding hereon at an annual rate equal to LIBOR plus 162.5 basis points ("Repurchase Loan Rate"). Interest shall accrue on the principal amount of Construction Advances outstanding hereon at an annual rate equal to LIBOR plus 125 basis points ("Construction Loan Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. The Repurchase Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Repurchase Loan Rate determined by reference to the then-current LIBOR. The Construction Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Construction Loan Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

            MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Credit Note ("Maximum Rate"), and if the provisions for interest contained in this Credit Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of National City, returned to the Company.

            DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

            PLACE OF PAYMENT: All payments hereon shall be made, and all notices to National City required or authorized hereby shall be given, as set forth in the Credit Agreement.

            PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by the Agent on behalf of National City after 2:00 p.m. Agent's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. Agent's local time Agent shall have received a completed "Repayment Schedule" on Agent's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Credit Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

            COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by National City and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of National City except to the extent that actual cash proceeds of such instrument are unconditionally received by National City; provided, however, that this Credit Note shall not be in default as the result of normal collection periods on such instruments.

            LATE PAYMENT CHARGE: The Company promises to pay to National City promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

            INTEREST AFTER NONPAYMENT: If the principal of this Credit Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

            DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), National City shall have all rights and remedies set forth in the Credit Agreement.

            The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by National City of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of National City, except as and to the extent otherwise provided by law.

            WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Credit Note, and expressly agree that this Credit Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Credit Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for National City, in order to enforce payment of this Credit Note, to first institute or exhaust National City's remedies against the Company or any other party liable hereon or against any collateral for this Credit Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Credit Note, or any installment hereof, made by agreement by National City with any person now or hereafter liable for the payment of this Credit Note, shall affect the liability under this Credit Note of the Company, even if the Company is not a party to such agreement; provided, however, National City and the Company, by written agreement between them may affect the liability of the Company.

            TERMINOLOGY: If more than one party joins in the execution of this Credit Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to National City shall be deemed to include and apply to every subsequent holder of this Credit Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

            CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

            APPLICABLE LAW: This Credit Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Credit Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Credit Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

            WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Credit Note or any document given in connection with or to secure this Credit Note, including without limitation any exercise of rights under this Credit Note or any such document, any attempt to cancel, void, or rescind this Credit Note or any such document, and any course of conduct or course of dealing in connection therewith.

            REPLACEMENT: This Note is executed in replacement of, but not in payment or novation of, the Fourth Amended Credit Note of the Company to National City dated as of January 10, 2005 in the original principal amount of $25,000,000 ("Prior Note"). All collateral for the Prior Note shall hereafter secure payment of this Credit Note.

                                             THE NEW YORK MORTGAGE COMPANY LLC

                                             By: /s/ Steven B. Schnall
                                                --------------------------------
                                             Name: Steven B. Schnall
                                             Title: President/CEO

--------------------------------------------------------------------------------

                            JPMORGAN CHASE BANK, N.A.

                                       AND

                        THE NEW YORK MORTGAGE COMPANY LLC

                                   CREDIT NOTE

                          Dated As of February 1, 2005

--------------------------------------------------------------------------------

                                   CREDIT NOTE

$50,000,000.00                                            As of February 1, 2005

            FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order OF JPMORGAN CHASE BANK, N.A., a national banking association, whose address is 707 Travis Street, 6th Floor North, Houston, Texas 77002 ("Chase") on or before June 29, 2005, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum OF FIFTY MILLION DOLLARS ($50,000,000.00), or the aggregate unpaid principal amount of all advances by Chase to the Company pursuant to the Amended and Restated Credit and Security Agreement among Chase, HSBC Bank USA, National Association, successor by merger to HSBC Bank USA ("HSBC"), National City Bank of Kentucky ("National City"), HSBC as Agent, National City as Documentation Agent, and the Company dated as of even date herewith, which amended and restated a Credit and Security Agreement dated as of December 15, 2003, as amended pursuant to a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, and a Third Amendment to Credit and Security Agreement dated as of November 1, 2004 and a Fourth Amendment to Credit and Security Agreement dated as of January 10, 2005 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

            INTEREST: Except with respect to Repurchase Loans and Construction Advances, interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by the Agent to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Credit Note or applicable portion thereof and for a term of 30 days ("LIBOR") plus 100 basis points (together, the "LIBOR-Based Rate"). Interest shall accrue on the principal amount of Repurchase Advances outstanding hereon at an annual rate equal to LIBOR plus 162.5 basis points ("Repurchase Loan Rate"). Interest shall accrue on the principal amount of Construction Advances outstanding hereon at an annual rate equal to LIBOR plus 125 basis points ("Construction Loan Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. The Repurchase Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Repurchase Loan Rate determined by reference to the then-current LIBOR. The Construction Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Construction Loan Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

            MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Credit Note ("Maximum Rate"), and if the provisions for interest contained in this Credit Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Chase, returned to the Company.

            DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

            PLACE OF PAYMENT: All payments hereon shall be made, and all notices to Chase required or authorized hereby shall be given, as set forth in the Credit Agreement.

            PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by the Agent on behalf of Chase after 2:00 p.m. Agent's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. Agent's local time Agent shall have received a completed "Repayment Schedule" on Agent's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Credit Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

            COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Chase and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Chase except to the extent that actual cash proceeds of such instrument are unconditionally received by Chase; provided, however, that this Credit Note shall not be in default as the result of normal collection periods on such instruments.

            LATE PAYMENT CHARGE: The Company promises to pay to Chase promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

            INTEREST AFTER NONPAYMENT: If the principal of this Credit Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

            DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), Chase shall have all rights and remedies set forth in the Credit Agreement.

            The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by Chase of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Chase, except as and to the extent otherwise provided by law.

            WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Credit Note, and expressly agree that this Credit Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Credit Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for Chase, in order to enforce payment of this Credit Note, to first institute or exhaust Chase's remedies against the Company or any other party liable hereon or against any collateral for this Credit Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Credit Note, or any installment hereof, made by agreement by Chase with any person now or hereafter liable for the payment of this Credit Note, shall affect the liability under this Credit Note of the Company, even if the Company is not a party to such agreement; provided, however, Chase and the Company, by written agreement between them may affect the liability of the Company.

            TERMINOLOGY: If more than one party joins in the execution of this Credit Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to Chase shall be deemed to include and apply to every subsequent holder of this

Credit Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

            CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

            APPLICABLE LAW: This Credit Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Credit Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Credit Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

            WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Credit Note or any document given in connection with or to secure this Credit Note, including without limitation any exercise of rights under this Credit Note or any such document, any attempt to cancel, void, or rescind this Credit Note or any such document, and any course of conduct or course of dealing in connection therewith.

                                               THE NEW YORK MORTGAGE COMPANY LLC

                                               By: /s/ Steven B. Schnall
                                                  ------------------------------
                                               Name: Steven B. Schnall
                                               Title: President/CEO

--------------------------------------------------------------------------------

                      HSBC BANK USA, NATIONAL ASSOCIATION

                                      AND

                       THE NEW YORK MORTGAGE COMPANY LLC

                                 FIFTH AMENDED

                                 SWINGLINE NOTE

                          Dated as of February 1, 2005

--------------------------------------------------------------------------------

                                 FIFTH AMENDED
                                 SWINGLINE NOTE

$15,000,000.00                                            As of February 1, 2005

            FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION, successor by merger to HSBC Bank USA, a bank organized under the laws of the United States of America, with an office at c/o Mortgage Warehouse Lending Department, One HSBC Center, 27th Floor, Buffalo, New York 14203 ("HSBC") on or before June 29, 2005, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), or the aggregate unpaid principal amount of all advances by HSBC as Swingline Lender to the Company pursuant to the Amended and Restated Credit and Security Agreement between HSBC, National City Bank of Kentucky ("NCB"), JPMorgan Chase Bank, N.A., HSBC as Swingline Lender, HSBC as Agent, and NCB as Documentation Agent, and the Company dated as of even date herewith, which amended and restated a Credit and Security Agreement dated as of December 15, 2003, as amended pursuant to a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, a Third Amendment to Credit and Security Agreement dated as of November 1, 2004 and Fourth Amendment to Credit and Security Agreement dated as of January 10, 2005 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

            INTEREST: Except with respect to Repurchase Loans and Construction Advances, interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by HSBC to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Fifth Amended Swingline Note (the "Swingline Note") or applicable portion thereof and for a term of 30 days ("LIBOR") plus 100 basis points (together, the "LIBOR-Based Rate"). Interest shall accrue on the principal amount of Repurchase Advances outstanding hereon at an annual rate equal to LIBOR plus 162.5 basis points ("Repurchase Loan Rate"). Interest shall accrue on the principal amount of Construction Advances outstanding hereon at an annual rate equal to LIBOR plus 125 basis points ("Construction Loan Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. The Repurchase Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Repurchase Loan Rate determined by reference to the then-current LIBOR. The Construction Loan Rate shall be adjusted at the end of each calendar month to the rate equal to the Construction Loan Rate determined by reference to the then-current LIBOR.

Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

            MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Swingline Note ("Maximum Rate"), and if the provisions for interest contained in this Swingline Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of HSBC, returned to the Company.

            DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

            PLACE OF PAYMENT: All payments hereon shall be made, and all notices to HSBC required or authorized hereby shall be given, as set forth in the Credit Agreement.

            PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by HSBC after 2:00 p.m. HSBC's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. HSBC's local time HSBC shall have received a completed "Repayment Schedule" on HSBC's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Swingline Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

            COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by HSBC and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of HSBC except to the extent that actual cash proceeds of such instrument are unconditionally received by HSBC; provided, however, that this Swingline Note shall not be in default as the result of normal collection periods on such instruments.

            LATE PAYMENT CHARGE: The Company promises to pay to HSBC promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

            INTEREST AFTER NONPAYMENT: If the principal of this Swingline Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

            DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), HSBC shall have all rights and remedies set forth in the Credit Agreement.

            The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by HSBC of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of HSBC, except as and to the extent otherwise provided by law.

            WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Swingline Note, and expressly agree that this Swingline Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Swingline Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for HSBC, in order to enforce payment of this Swingline Note, to first institute or exhaust HSBC's remedies against the Company or any other party liable hereon or against any collateral for this Swingline Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Swingline Note, or any installment hereof, made by agreement by HSBC with any person now or hereafter liable for the payment of this Swingline Note, shall affect the liability under this Swingline Note of the Company, even if the Company is not a party to such agreement; provided, however, HSBC and the Company, by written agreement between them may affect the liability of the Company.

            TERMINOLOGY: If more than one party joins in the execution of this Swingline Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to HSBC shall be deemed to include and apply to every subsequent holder of this Swingline Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

            CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

            APPLICABLE LAW: This Swingline Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Swingline Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Swingline Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

            WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Swingline Note or any document given in connection with or to secure this Swingline Note, including without limitation any exercise of rights under this Swingline Note or any such document, any attempt to cancel, void, or rescind this Swingline Note or any such document, and any course of conduct or course of dealing in connection therewith.

            REPLACEMENT. This Swingline Note is executed in replacement of, but not in payment or novation of, the Fourth Amended Swingline Note of the Company to HSBC dated as of January 10, 2005 in the original principal amount of $12,000,000 ("Prior Note"). All Collateral for the Prior Note hereafter shall secure payment of this Swingline Note.

                                               THE NEW YORK MORTGAGE COMPANY LLC

                                               By: /s/ Steven B. Schnall
                                                  ------------------------------
                                               Name: Steven B. Schnall
                                               Title: President/CEO

--------------------------------------------------------------------------------

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                         NATIONAL CITY BANK OF KENTUCKY,

                            JPMORGAN CHASE BANK, N.A.

                                       AND

                  HSBC BANK USA, NATIONAL ASSOCIATION, AS AGENT
                                       AND

                        THE NEW YORK MORTGAGE COMPANY LLC

                             SECOND AMENDED GUARANTY

                          NEW YORK MORTGAGE TRUST INC.

                          Dated as of February 1, 2005

--------------------------------------------------------------------------------

                                 SECOND AMENDED
                                    GUARANTY
                                       OF
                          NEW YORK MORTGAGE TRUST INC.

            In consideration of any extension of credit whether heretofore or hereafter made by HSBC BANK USA, NATIONAL ASSOCIATION, successor by merger to HSBC Bank USA, a national banking association organized under the laws of the United States of America ("HSBC"), NATIONAL CITY BANK OF KENTUCKY, a national banking association, organized under the laws of the United States of America ("NCB"), JPMORGAN CHASE BANK, N.A. ("Chase" and together with HSBC and NCB, "Banks") to THE NEW YORK MORTGAGE COMPANY LLC, a New York limited liability company (the "Company"), the undersigned hereby guarantees to HSBC Bank USA, National Association, successor by merger to HSBC Bank USA, as Agent for the Banks pursuant to the Credit Agreement, as hereinafter defined ("Secured Party")
(a) the full and prompt payment to the Banks and Secured Party when due, whether by acceleration or otherwise, of any and all indebtedness and other liabilities of the Company to the Banks and Secured Party arising out of a Credit and Security Agreement dated as of December 15, 2003, as amended pursuant to a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, and a Third Amendment to Credit and Security Agreement dated November 1, 2004, as amended and restated pursuant to an Amended and Restated Credit and Security Agreement dated of even date herewith ("Credit Agreement") governing a mortgage warehousing line of credit in the maximum principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000.00), whether now existing or hereafter incurred, of every kind and character, direct or indirect, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred ("Indebtedness"), and (b) the full and complete performance of all the Company's obligations and compliance with all the Company's covenants set forth in the Credit Agreement. The undersigned further agrees to pay all costs and expenses, including, without limitation, attorneys' fees, at any time paid or incurred by the Banks and Secured Party in endeavoring to collect the Indebtedness or any part thereof and in enforcing this Guaranty.

            This Guaranty is, and is intended to be, a continuing guaranty of the payment of the Indebtedness (irrespective of the aggregate amount thereof) independent of and in addition to any other guaranty, indorsement or collateral held by Secured Party therefor whether or not furnished by the undersigned. The undersigned shall have no right of subrogation with respect to any payments made by the undersigned hereunder until all of the Indebtedness is paid in full.

            If any default shall be made in the payment of any Indebtedness, the undersigned hereby agrees to pay the same to the extent above specified: (i) without requiring protest or notice of nonpayment or notice of default to the undersigned, to the Company, or to any other person; (ii) without proof of demand; (iii) without requiring Secured Party to resort first to the

Company or to any other guaranty or any collateral which Secured Party may hold;
(iv) without requiring notice of acceptance hereof or assent hereto by Secured Party; and (v) without requiring notice that any indebtedness has been incurred, all of which the undersigned hereby waives.

            The undersigned authorizes Secured Party, without notice or demand and without releasing, impairing or affecting the undersigned's obligations hereunder, from time to time: (i) to take from any party and hold collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part thereof; (ii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any such indorser or guarantor, or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof, or any other party in any way obligated to pay the Indebtedness or any part thereof; (iii) to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Secured Party, in its sole discretion, may determine; and (iv) to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness or any part thereof, and to apply the same upon principal or interest or the portion thereof, if any, in excess of the amount of this Guaranty.

            No delay or omission by Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party hereunder are cumulative.

            This Guaranty is absolute and unconditional and shall not be affected by any act or thing whatsoever, except as herein provided. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and subscribed by a duly authorized officer of Secured Party.

            This Guaranty shall be governed by and construed under the laws of the State of New York, whose laws the undersigned expressly elects to apply to this Guaranty. The undersigned agrees that any action or proceeding brought to enforce or arising out of this Guaranty may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the undersigned waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the undersigned, or as otherwise provided by the laws of the State of New York or the United States.

            The undersigned hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the undersigned, its personal representatives, successors or assigns, in respect of any matter arising out of this Guaranty or the Indebtedness, including without limitation any exercise of rights hereunder, any attempt to cancel, void, or rescind this Guaranty, and any course of conduct or course of dealing in connection herewith.

            Secured Party and the undersigned as used herein shall include the estates, executors or administrators, or successors or assigns, of those parties.

            This Second Amended Guaranty amends the amended and restated guaranty of New York Mortgage Trust Inc. to Agent, for the benefit of the Banks, dated as of November 1, 2004.

            IN WITNESS WHEREOF, this Guaranty has been signed by the undersigned as of the 1st day of February, 2005.

Signature of Guarantor:                         Address:

NEW YORK MORTGAGE TRUST INC.                    1301 Avenue of the Americas
                                                New York, NY 10019

By: /s/ Steven B. Schnall
    ------------------------------
Name: Steven B. Schnall
Title: Chairman/Co-CEO

                           COMPANY GENERAL CERTIFICATE

            FROM: THE NEW YORK MORTGAGE COMPANY LLC ("Company") and NEW YORK
                  MORTGAGE TRUST INC. ("NYMT")

            TO:   HSBC BANK USA, NATIONAL ASSOCIATION, as Agent ("Agent")

            CLOSING DATE: As of February 1, 2005

      The undersigned certifies that he is the Secretary of the Company and its sole member, NYMT, and that, as such, the undersigned is authorized to execute and deliver this certificate in the name and on behalf of the Company. The undersigned further certifies that:

      1. As of the Closing Date, the Company is in good standing in the State of New York.

      2. Attached hereto as Exhibit A is a true, correct and complete copy of the Written Consent of Sole Member of the Company, and such Consent is in full force and effect on and as of the Closing Date without revocation, modification or amendment in any respect. No other or further action by or on behalf of the Company or its member or managers, as appropriate, is necessary or appropriate to authorize the execution, delivery and performance by the Company of the Amended and Restated Credit and Security Agreement among the Company, HSBC Bank USA, National Association ("HSBC"), National City Bank of Kentucky ("NCB"), JPMorgan Chase Bank, N.A. ("Chase" and, together with HSBC, "Banks"), HSBC as Swingline Lender, HSBC as Agent, and NCB as Documentation Agent, dated as of the date hereof or any or all of the other agreements and documents required to be executed and delivered by the Company in order to give effect to and consummate the transactions contemplated therein. None of the foregoing is or will be in contravention of any provision of the Company's Articles of Organization, Operating Agreement, or any document or agreement to which the Company is a party or which is binding on the Company.

      3. Each officer of the Company authorized to execute documents on behalf of the Company is indicated below, and the specimen signatures below are the genuine signatures of such officers:

     NAME                        TITLE                         SIGNATURE

Steven B. Schnall        Chief Executive Office         /s/ Steven B. Schnall
                         and President                  ------------------------

Michael I. Wirth        Executive Vice President,       /s/ Michael I. Wirth
                        Secretary and Treasurer         ------------------------

       Ref: CR/SBS             Date: 01/28/2005         Shipping:   15.45
       To: DEBORAH A DOXEY     Co: PHILLIPS LYTLE L     Special:     1.39
       Ad: 3400 HSBC CENTER    City:    0.00
       St: NY                  Zip: 14203               Total:      16.84

                            Svcs: PRIORITY OVERNIGHT
                              TRCK: 5934 8006 3886

      IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as its sole member on and as of the Closing Date.

                                                 SOLE MEMBER:

                                                 NEW YORK MORTGAGE TRUST INC.

                                                 By: /s/ Michael I. Wirth
                                                    ----------------------------
                                                 Name:  Michael I. Wirth
                                                 Title: Secretary

                                    Exhibit A

                        (Written Consent of Sole Member)

                               WRITTEN CONSENT OF

                                  SOLE MEMBER

                                       OF

                       THE NEW YORK MORTGAGE COMPANY, LLC

            RESOLVED, that the undersigned, as sole member of THE NEW YORK MORTGAGE COMPANY, LLC, a New York limited liability company ("Company"), hereby designates the Chief Executive Officer and President and the Executive Vice President, Secretary and Treasurer of the Company as designated officers (each a "Designated Officer" and collectively, the "Designated Officers"), and each of the Designated Officers be and is authorized on behalf of the Company to execute and deliver to HSBC BANK USA, NATIONAL ASSOCIATION ("HSBC"), NATIONAL CITY BANK OF KENTUCKY ("NCB"), JPMORGAN CHASE BANK, N.A. ("Chase" and, together with HSBC and NCB, "Banks"), HSBC as Agent for the Banks, HSBC, as Swingline Lender and NCB, as Documentation Agent, an Amended and Restated Credit and Security Agreement ("Agreement") governing a residential mortgage warehousing line of credit from the Banks to the Company in the principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00);

            RESOLVED, FURTHER, that the Designated Officers of the Company be and each of them acting alone is hereby authorized on behalf of the Company to execute and deliver to the Banks and Agent such other documents and do any and all other acts necessary or appropriate to effectuate the purposes of these resolutions, including, without limitation, to execute and deliver to the Banks and Agent any subsequent amendments, extensions, or renewals of the Agreement and any other agreement or instrument contemplated by the Agreement or by these resolutions, which any of such Designated Officer deems necessary or appropriate;

            RESOLVED, FURTHER, that each of the foregoing documents mentioned in these resolutions be in such form and content as the Designated Officers of the Company executing same shall approve, his approval to be conclusively evidenced by his execution thereof; and

                            [SIGNATURE PAGE FOLLOWS]

            RESOLVED, FURTHER, that the undersigned has executed and delivered this Written Consent of Sole Member on and as of the Closing Date for the purposes of the foregoing resolutions.

                                              SOLE MEMBER:

                                              NEW YORK MORTGAGE TRUST, INC.

                                              By: /s/ Steven B. Sohnall
                                                 ---------------------------
                                              By: Steven B. Sohnall
                                              Its: Co-Chief Executive Officer

                          GUARANTOR GENERAL CERTIFICATE

            FROM: The New York Mortgage Trust, Inc. ("Company")

              TO: HSBC Bank USA, National Association, National City Bank of
                  Kentucky and JPMorgan Chase Bank, N.A. (collectively,
                  "Lenders")

    CLOSING DATE: February 1, 2005 ("Closing Date")

            The undersigned certifies that he is Co-Chief Executive Officer of the Company and that, as such, the undersigned is authorized to execute and deliver this certificate in the name and on behalf of the Company. The undersigned further certifies that:

            1. This Certificate is being delivered in Buffalo, New York on the Closing Date in connection with the execution and delivery of a Second Amended Guaranty from the Company to Lender dated as of the Closing Date ("Guaranty").

            2. Attached hereto as Exhibit A is a certified copy of the Company's Articles of Incorporation including any amendments thereto. The Articles of Incorporation are in full force and effect on and as of the Closing Date without further modification or amendment in any respect.

            3. Attached hereto as Exhibit B is a true copy of the Company's current By-Laws including any amendments thereto. The attached By-Laws are in full force and effect on and as of the Closing Date without further modification or amendment in any respect.

            4. Attached hereto as Exhibit C is a Certificate of Good Standing issued by the Secretary of State of the State of Maryland Department of Assessments and Taxation. As of the Closing Date, the Company is in good standing in the State of Maryland Department of Assessments and Taxation, does not owe franchise tax, and no franchise tax reports or license or other fees are due.

            5. Each officer of the Company indicated below has been duly elected and is at present qualified and acting in the office indicated opposite his name, and the specimen signatures below are the genuine signatures of such officers:

      NAME                        TITLE                       SIGNATURE

Steven B. Schnall      Co-Chief Executive Officer       /s/ Steven B. Schnall
                                                        ------------------------

David A. Akre          Co-Chief Executive Officer       /s/ David A. Akre
                                                        ------------------------

Michael I. Wirth       Executive Vice President,        /s/ Michael I. Wirth
                       Chief Financial, Secretary and   ------------------------
                       Treasurer

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as of the Closing Date.

                                        /s/ Steven B. Schnall
                                        ----------------------------------------
                                        Name: Steven B. Schnall
                                        Title: Co-Chief Executive Officer

                                 JASON L. MADFES
                                 ATTORNEY AT LAW
                    1301 AVENUE OF THE AMERICAS, 7(TH) FLOOR
                            NEW YORK, NEW YORK 10019

                                     (212) 634-9495
MEMBER OF NEW YORK,                FAX (212) 634-2398
CONNECTICUT & FLORIDA BARS   E-MAIL ADDRESS: JMADFES@NYMC.COM

                                                                January 28, 2005

HSBC Bank USA, National Association
c/o Mortgage Warehouse Lending Department
One HSBC Center, 27th Floor
Buffalo, New York 14203
Attention: Manager, Warehouse Lending

National City Bank of Kentucky
101 South 5th Street
Louisville, Kentucky 40202
Attention: Charles Ezell, President

JPMorgan Chase Bank, N.A.
707 Travis Street, 6th Floor North
Houston, Texas 77002
Attention: Michael Nicholson

Re: HSBC Bank USA, National Association, National City Bank of Kentucky and JPMorgan Chase Bank, N.A. Warehousing Line of Credit to The New York Mortgage Company LLC

Ladies and Gentlemen:

      I am the Vice-President, Settlement Department Manager of The New York Mortgage Company, LLC. I also act in the capacity of in-house counsel for The New York Mortgage Company, LLC and New York Mortgage Trust, Inc.

      I have acted as counsel to The New York Mortgage Company LLC, a limited liability company organized under the laws of the State of New York (the "Company") and as such have advised the Company in connection with a Credit and Security Agreement between the Company, HSBC Bank USA, National Association ("HSBC"), National City Bank of Kentucky ("NCB"), HSBC as Agent, and NCB as Documentation Agent (the "Original Parties"), dated as of December 15, 2003, as amended by a First Amendment to Credit and Security Agreement dated as of June 14, 2004, a Second Amendment to Credit and Security Agreement dated as of June 30, 2004, a Third Amendment to Credit and Security Agreement dated as of November 1, 2004, and a Fourth Amendment to Credit and Security Agreement dated as of January 10, 2005, and further amended and restated pursuant to an Amended and Restated Credit and Security Agreement dated the date hereof (the "Credit Agreement") among the Original Parties and JPMorgan Chase Bank, N.A. ("Chase" and collectively with HSBC and NCB, the "Banks"), the Credit Notes referred to in the Credit Agreement ("Credit Notes") and the related documents to

January 28, 2005                                                     Page 2 of 3

which the Company is a party and which are referred to in the Credit Agreement ("Related Documents"). I have also acted as counsel to New York Mortgage Trust, Inc., a corporation organized under the laws of the State of Maryland ("Guarantor") and as such have advised the Guarantor in connection with a Guaranty from the Guarantor dated as of August 26, 2004, as amended and supplemented by a First Amended Guaranty from the Guarantor dated as of November 1, 2004 and a Second Amended and Restated Guaranty dated as of the date hereof, guarantying the repayment of the Company's indebtedness when and as due, to the Banks, and the performance of the obligations of the Company under the Credit Agreement (the "Guaranty").

      I have examined such matters of law, the aforementioned documents, the organizational documents of the Company, the Articles of Incorporation and By-laws of the Guarantor, and copies of such other agreements, documents and statements of governmental officials and corporate officers and representatives and have made such investigations as I have deemed relevant and necessary as the basis for my opinion. In such examination I have assumed the genuineness of all signatures (other than those of my clients) and the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York; has powers to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and authority to enter into and to execute, deliver and perform the Credit Agreement, the Credit Notes, and the Related Documents, all of which have been duly authorized by all proper and necessary corporate action.

      2. The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; has powers to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and authority to enter into and to execute, deliver and perform the Guaranty, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

      3. The execution, delivery and performance by the Company of all the terms and provisions of the Credit Agreement, Credit Notes, and the Related Documents are within the powers of the Company; have been duly authorized by all proper and necessary company action, including without limitation valid and proper consents of its members, and do not conflict with the Company's organizational documents, or, to the best of my knowledge, any note, indenture, contract or agreement to which either the Company is a party or by which the Company is bound, or with any statute, rule, regulation, law (whether statutory or decisional) binding upon the Company or affecting the aforementioned documents.

      4. The execution, delivery and performance by the Guarantor of all the terms and provisions of the Guaranty are within the corporate powers of the Guarantor; have been duly authorized by all proper and necessary corporate and shareholder action, including without limitation valid and proper consents of stockholders and directors, and do not conflict with the Guarantor's Articles of Incorporation, By-laws, or, to the best of my knowledge, any

January 28, 2005                                                     Page 3 of 3

   note, indenture, contract or agreement to which either the Guarantor is a party or by which the Guarantor is bound, or with any statute, rule, regulation, law (whether statutory or decisional) binding upon the Guarantor or affecting the aforementioned documents.

      5. All authorizations and approvals, notices and filings required for the Company and the Guarantor, as applicable, to enter into the Credit Agreement, Credit Notes, the Guaranty, and each of the other Related Documents and to take all actions contemplated therein or in connection therewith, have been obtained, copies thereof have been delivered to HSBC, and such authorizations and approvals remain in full force and effect.

      6. The Credit Agreement, the Credit Notes, the Related Documents, and the Guaranty, when executed and delivered, will constitute the legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws effecting creditors' rights generally.

      7. To the best of my knowledge, there are not any actions, suits, proceedings (whether or not purportedly on behalf of the Company or the Guarantor) or investigations pending or threatened against the Company or the Guarantor or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially and adversely affect the property, assets, financial condition or business of the Company or the Guarantor or materially impair the right or ability of the Company or the Guarantor to carry on their respective operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of the Credit Agreement, the Credit Notes, the Related Documents, the Guaranty or any other documents required by the Credit Agreement, or any action taken pursuant to any of the foregoing.

      8. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of the Credit Agreement, the Credit Notes, the Related Documents, and the Guaranty or other documents required by the Credit Agreement or in connection with any of the transactions contemplated thereby.

      9. I have no knowledge that any investigation of the Company's or the Guarantor's tax liability by any state or federal agency or authority is pending, threatened or expected.

                                                     very truly yours

                                                     /s/ Jason L. Madfes
                                                     ---------------------------
                                                     Jason L. Madfes

cc:   Steven Schnall
      Joseph V. Fierro
      David Akre
      Michael Wirth